                                       SUBLEASE

    THIS SUBLEASE ("Sublease") dated as of May 21, 1997, is made by and between Chevron U.S.A. Inc., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Sublandlord"), and Hambrecht & Quist California, a California corporation ("Subtenant").

                                       RECITALS

    THIS SUBLEASE is entered on the basis of the following facts, intentions and understandings:

     A.  Chevron Corporation, a Delaware corporation ("Chevron") and
Sublandlord entered into that certain Office Lease Agreement (the "Master Lease") dated January 1, 1994, pursuant to which Chevron leased to Sublandlord certain premises (the "Master Premises") in that certain building commonly known as 225 Bush Street, in the City and County of San Francisco, California (herein called the "Building"), said Master Premises being more particularly described in said Master Lease.

     B. Pacific Resources Development Inc., a California corporation ("Master Landlord") is the successor to all of Chevron's rignt, title and interest in the Master Lease pursuant to an Assignment of Leases dated effective October 4, 1994, entered into between Chevron and Master Landlord. The Master Lease has been amended by that certain First Amendment to Lease made effective April 1, 1995, that certain Second Amendment to Lease made effective April 1, 1995, that certain Third Amendment to Lease made effective January 1, 1996, that certain Fourth Amendment to Lease made effective April 1, 1996, that certain Fifth Amendment to Lease made effective October 14, 1996, and that certain Sixth Amendment to Lease made effective January 27, 1997. A copy of the Master Lease, including all amendments to the Master Lease, is attached to this Sublease as Exhibit "A" and incorporated herein by this reference.

     C. Subtenant desires to sublease from Sublandlord the Subleased Premises as defined hereinbelow, upon the terms and conditions hereinafter set forth.

     D. Unless otherwise defined herein, defined terms shall have the meanings given them in the Master Lease and any amendments thereto.

    NOW, THEREFORE in consideration of the mutual covenants and conditions contained in this Sublease, Sublandlord and Subtenant agree as follows:

1. RECITALS. The Recitals are incorporated herein as true and correct statements of fact.

2. SUBLEASE. Sublandlord subleases to Subtenant on the terms and conditions in this Sublease those certain premises being the fourth (4th) floor of the Building (the "Subleased Premises"). The Subleased Premises are comprised of 22,675 square feet of Net Rentable Area as depicted on Exhibit "B" attached hereto and made a part hereof. The Net Rentable Area of the Building is 483,937 square feet, and the Subtenant's pro-rata percentage of the Net Rentable Area of the Building is 4.69%.

3. TERM OF SUBLEASE. The term of this Sublease (the "Sublease Term") shall have a "Commencement Date" beginning on July 1, 1997. Unless sooner terminated pursuant to the provisions of this Sublease, the Sublease Term shall end at midnight on June 30, 2000 (the "Termination Date").

4.  RENT; ADDITIONAL RENT: PAYMENT

     (a) RENT. "Rent" means all amounts Subtenant is obligated, or becomes obligated, to pay to Sublandlord under this Sublease, including, without limitation, Base Rent and Additional Rent.

     (b) BASE RENT: ADDITIONAL RENT. Subject to any other applicable provisions of this Sublease, the Rent reserved by Sublandlord and payable by Subtenant in consideration of and under the terms of this Sublease for each month of the Sublease Term hereof (prorated on a daily basis for any period less than an entire month) shall be and consist of:

          (i) a base rent (the "Base Rent") of Forty-Two Thousand Five Hundred Fifteen and 63/100 Dollars ($42,515.63), calculated by multiplying the Base Rate by the total number of square feet of Net Rentable Area of the Subleased Premises, and dividing the resulting sum by twelve (12) months; plus

          (ii) such other sums of money as shall become due and payable by Subtenant as Additional Rent (as defined below) hereunder, which Additional Rent shall be payable as hereinafter provided.

     (c) BASE RATE. "Base Rate" means the sum of $22.50 per square foot of Net Rentable Area of the Subleased Premises per annum during the period from the Commencement Date until the Expiration Date.

     (d) ADDITIONAL RENT. "Additional Rent" means all sums, other than Base Rent, which Subtenant is or becomes obligated to pay to Sublandlord under this Sublease, including, but not limited to Additional Operating Expenses (as defined below).

     (e) ADDITIONAL OPERATING EXPENSES. "Additional Operating Expenses" shall be computed separately for each square foot of Net Rentable Area in the Subleased Premises for each calendar year or portion thereof commencing January 1, 1998 through the end of the Sublease Term of this Sublease and, for each such calendar year or portion thereof, shall mean an amount (but not less than zero) per square foot of Net Rentable Area in the Subleased Premises equal to [(i) -
(ii)] x (iii), where:

          (i) is the Arithmetic Average of the Operating Expenses (as defined below) per square foot of Net Rentable Area in the Building incurred during such calendar year; and

          (ii) is the applicable Master Landlord's Expense Stop (as defined in
Section 4(g) of this Sublease) as to each such square foot of Net Rentable Area in the Subleased Premises for such calendar year; and

          (iii) is a fraction having the number of days in such calendar year as its denominator and having the number of days of such calendar year which are included in the applicable leased period of time as its numerator.

     (f) OPERATING EXPENSES - ARITHMETIC AVERAGE. The "Arithmetic Average" of the Operating Expenses per square foot of Net Rentable Area in the Building for a calendar year shall be determined by dividing the total amount of Operating Expenses incurred during such calendar year by a sum equal to ninety-five percent (95%) of the total number of square feet of Net Rentable Area in the Building.

     (g) MASTER LANDLORD'S EXPENSE STOP. The "Master Landlord's Expense Stop" for all of the Subleased Premises as of the Commencement Date means, for any full calendar year during the Sublease Term, the quotient obtained by dividing the total Operating Expenses, grossed up in accordance with Section 4(j) of this Sublease, for the calendar year 1997 by the total number of square feet of Net Rentable Area in the Building, as shown in Master Landlord's statements for 1997 Operating Expenses (except that for any period before 1997 Operating Expenses are finally determined, they may be estimated in good faith by Master Landlord).

     (h) OPERATING EXPENSES. Subject to the provisions of Section 4(i) of this Sublease, "Operating Expenses" means all direct expenses, costs, and disbursements that Master Landlord shall pay or become obligated to pay with respect to the operation, maintenance and management of the Subleased Premises, Building and the Land, except those costs which are the exclusive responsibility of the Subtenant or any other tenant of the Building under this Sublease or other applicable leases, including, without limitation, the following:

          (i) an amount (the "Management Fee Allocation") equal to the lesser of: (A) the then current Management Fee Allocation, if any; or (B) one and 75/100 percent (1.75%) of: the Base Rent and Additional Rent (exclusive of the Management Fee Allocation) of the Building as then currently leased, plus the remainder of the Building, up to a ninety-five percent (95%) occupancy level of the Building, at the then current fair market Base Rate per square foot of Net Rentable Area in the Subleased Premises;

          (ii) wages, salaries, and fees of all personnel or entities engaged in the operation, maintenance, or security of the Building, including but not limited to taxes, insurance, and benefits relating thereto; provided, however, that if during the Sublease Term such personnel or entities are also working on other projects being operated by Master Landlord, their wages, salaries, benefits, fees, and related expenses shall be allocated by Master Landlord in good faith among all of such projects, and only that portion of such expenses allocable to the Building shall be included as an Operating Expense;

          (iii) all supplies and materials used in the operation and maintenance of the Building;

          (iv) costs of all maintenance and service agreements for the Building, including without limitation, alarm service, Janitorial Cleaning Services, security services, window cleaning' elevator maintenance, landscaping, and maintenance and operation of the parking facilities;

          (v) costs of all insurance relating to the Building, including, without limitation, the cost of casualty (excluding earthquake) and liability insurance applicable to the Building and Master Landlord's personal property used in connection therewith, and the cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords;

          (vi) all taxes, assessments, and other governmental charges, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Building or the Land or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and the Land or their operation (collectively called herein "Property Taxes"); provided, however, Property Taxes shall not include any increase in such taxes resulting from a change of ownership of the Building or the Land pursuant to Article XIIIA of the California Constitution and laws, regulations or rules implementing said Article or from any change in the real property tax rate or the method of determining assessed value of any such Building or Land occurring after the date of this Sublease from the real property tax rate or the assessed value of such Building and Land determined under Article XIIIA of the California Constitution and laws, regulations or rules implementing the same, as in effect on the date of this Sublease; and provided further, Property Taxes shall not include net income (measured by the income of Master Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Master Landlord, unless levied or assessed against Master Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes;

          (vii) costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Subtenant or other third parties, and alterations attributable solely to tenants of the Building);

          (viii) amortization of the cost of capital investment items that are installed primarily to reduce operating costs for the benefit of the Buildings' tenants, with all such costs, including interest cost, being amortized over the reasonable life of the capital investment items, and with the reasonable life and amortization schedules being determined by Master Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building; provided, however, in no event shall such amortization cost be included in Operating Expenses in excess of the amount of savings in Operating Expenses realized on account of such capital improvement; and

          (ix) costs of all utilities for the Building, including, but not limited to, the cost of water, electricity, gas, fuel oil, heating, lighting, air conditioning, and ventilation for the Building.

     (i) ITEMS EXCLUDED FROM "OPERATING EXPENSES". The term "Operating Expenses" does not include any of the following:

          (i) depreciation and amortization, except to the extent provided in Section 4(h)(viii) of this Sublease;

          (ii) costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building;

          (iii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Master Landlord;

          (iv) leasing commissions, attorneys' fees, and other costs or expenses incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building;

          (v) costs incurred by Master Landlord for alterations, additions, and replacements that are considered capital expenditures under generally accepted accounting principles, consistently applied, except to the extent provided in Section 4(h)(viii) of this Sublease;

          (vi) interest, principal, points and fees on any debt, amortization payments on debts secured by any mortgage or mortgages or other debt instrument encumbering the Building, and any rental payments under any ground lease or other underlying leases or lease;

          (vii)  advertising and promotional expenses, if any;

          (viii) costs of repairs or other work occasioned by fire, windstorm, or other casualty, that are reimbursed to Master Landlord by insurers, and costs reimbursed to Master Landlord by governmental authorities in connection with their exercise of the power of eminent domain;

          (ix) specific costs specially billed to and paid by specific tenants, such as abovestandard janitor service, or other services, such as heating, ventilation or air conditioning in excess of those ordinarily supplied to occupants of the Building;

          (x) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes and applicable laws, including, but not limited to the Americans With Disabilities Act;

          (xi) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by a landlord of comparable first-class office

          (xii) Costs arising from the negligence or fault of Master Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Master Landlord or its agents including, without limitation, the selection of building materials;

          (xiii) Notwithstanding any contrary provision of this Sublease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws identified in Section 13 4 of the Master Lease) in or about the Building including, without limitation, hazardous substances in the ground, water or soil, not placed in the Subleased Premises or the Building by Subtenant;

          (xiv) Costs arising from Master Landlord's charitable or political contributions;

          (xv)   Costs for sculpture, paintings or other objects of art;

          (xvi) Master Landlord's general corporate overhead and general administrative expenses;

          (xvii) Overhead and profit increment paid to Master Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

          (xviii)Costs associated with operation of the business of the corporate, partnership or other entity which constitutes Master Landlord as the same are distinguished from the costs of operation of the Building, including corporate and partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Subtenant may be an issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Master Landlord's interest in the Building, costs of any disputes between Master Landlord and its employees not engaged in the Buildings' operation, or disputes between Master Landlord and any management company hired by Master Landlord to manage the Building; and

          (xix) costs of seismic alterations, improvements and repairs undertaken pursuant to Section 13.4(d) of the Master Lease.

     If Operating Expenses for the Building exceed by more than two percent (2%) the average operating costs for other comparable first-class office buildings in San Francisco's central business district as indicated in the most recent BOMA Experience Exchange Report, then the operating costs shall be reduced to the average operating costs for such comparable first-class office buildings, plus two percent (2%).

     (j) ADJUSTMENT. If the Net Rentable Area of the Building is not at least ninety-five percent (95%) occupied during any Fiscal Year of the Sublease Term, an adjustment shall be made in computing the Operating Expenses for that Fiscal Year so that the Operating Expenses shall be increased for that Fiscal Year to the amount that, in Master Landlord's reasonable good faith judgment, would have been incurred had ninety-five percent (95%) of the total Net Rentable Area of the Building been occupied during that Fiscal Year. All Operating Expenses shall be computed according to generally accepted accounting principles, consistently applied.

     (k) FISCAL YEAR. "Fiscal Year" means a period of twelve consecutive calendar months, commencing on January 1, and ending on December 31, or such other twelve-month period as Master Landlord may specify from time to time.

     (l) OBLIGATION TO PAY ADDITIONAL OPERATING EXPENSES. As Additional Rent, Subtenant shall pay to Sublandlord an amount (if any) equal to the sum of the Additional Operating Expenses for each square foot of Net Rentable Area included in the Subleased Premises during any calendar year or portion thereof commencing with calendar year 1998 during the Sublease Term. For any partial year, the Additional Rent, if any, payable by Subtenant under this Section for each square foot of Net Rentable Area in the Subleased Premises during such portion of a calendar year shall be calculated on a proportionate per-day basis as described in Sections 4(e), (f) and (g) of this Sublease.

     (m) PAYMENT OF ESTIMATED ADDITIONAL RENT.

          (i) ESTIMATE OF ADDITIONAL RENT. At least fifteen (15) days before the first day of each calendar year during the Sublease Term after calendar year 1997, Sublandlord shall notify Subtenant of Sublandlord's reasonable estimate of the amount, if any, of Additional Rent which will become due by Subtenant under Section 4(1) of this Sublease during the next calendar year or part thereof.

          (ii) MONTHLY INSTALLMENTS. The amount of Additional Rent, if any, thus estimated by Sublandlord to become due for any such period shall be divided into equal monthly installments during such period (reduced proportionately for any partial month) and shall be paid by Subtenant in such equal monthly installments in advance on the first day of each month during such period.

          (iii) EFFECT OF DELAYED NOTICE. If Sublandlord fails to give notice to Subtenant of Sublandlord's estimate of the amount of Additional Rent to become due by Subtenant during any period at least fifteen (15) days prior to commencement of such period as required in Section 4(m)(i), Subtenant shall not be required to commence paying monthly installments of estimated Additional Rent for such period until the first day of the first calendar month which ensues at least fifteen (15) days after notice of such estimate is given by Sublandlord to Subtenant, in which event the first monthly installment of estimated Additional Rent to be paid by Subtenant after receipt of such notice shall include all monthly installments of estimated Additional Rent for such period which would have become due through such installment payment date if Sublandlord had timely given notice of estimated Additional Rent for such period as provided for in
Section 4(m)(i) above.

     (n) CORRECTION OF ESTIMATED PAYMENTS.

          (i) YEAR-END STATEMENT. Within one hundred fifty (150) days, or reasonably thereafter, after the end of each calendar year during which any estimated Additional Rent has accrued under Section 4(m) of this Sublease, Sublandlord shall provide to Subtenant a statement for such calendar year setting forth, in reasonable detail, the Operating Expenses incurred during such calendar year and the amount, if any, of Additional Rent due by Subtenant under
Section 4(1) of this Sublease for such calendar year or any portion thereof. Each time Sublandlord provides Subtenant with an actual statement of Operating Expenses for the previous calendar year pursuant to this Section 4(n) or an estimated statement of Operating Expenses for the ensuing calendar year pursuant to Section 4(m)(i) of this Sublease, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the year prior to the applicable year.


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

          (ii) CORRECTION OF UNDERPAYMENTS. If the actual Additional Rent, if any, due by Subtenant under Section 4(1) of this Sublease for such calendar year, or portion thereof, is greater than the estimated Additional Rent paid by Subtenant under Section 4(m) of this Sublease during such calendar year, or portion thereof, then within thirty (30) days after receipt of such statement Subtenant shall pay to Sublandlord the amount of such excess.

          (iii) CORRECTION OF OVERPAYMENTS. If the actual Additional Rent, if any, due by Subtenant under Section 4(1) of this Sublease for such calendar year, or portion thereof, is less than the estimated Additional Rent paid by Subtenant under Section 4(m) of this Sublease during such calendar year, or portion thereof, then Sublandlord shall allow a credit in the amount of such overpayment against the aggregate payment of Base Rent and estimated Additional Rent otherwise becoming due under Section 4(b) and Section 4(m) of this Sublease on the next ensuing monthly payment(s) of Rent date or dates, if any, after delivery of such statement to Subtenant; provided that if the Sublease Term has ended or shall end prior to utilization of such entire overpayment as a credit against Rent hereunder, Sublandlord shall promptly refund such overpayment (to the extent not credited against Rent otherwise becoming due hereunder) to Subtenant.

     (o) PAYMENT OF RENT. Subtenant shall pay to Sublandlord all Rent addressed as follows:

                 c/o Chevron Real Estate Management Company
                 P.O. Box 297864
                 Houston, Texas 77297

or elsewhere, as Sublandlord may from time to time designate to Subtenant in writing, in legal tender for the payment of public and private debts, without counterclaims, set-off, or deduction except as set forth in this Sublease, in the following manner:

          (i) the Base Rent monthly in advance, without written demand, in equal monthly installments (except as may be adjusted or modified under this Sublease) on the first day of each full calendar month during the Sublease Term and for any other period of occupancy; and

          (ii) the Additional Rent, within thirty (30) days after notice thereof by Sublandlord's invoice or statement for the same, as elsewhere provided for and authorized herein, and at such other times as this Sublease provides for the payment of the same.

5. SUBTENANT IMPROVEMENTS. Subtenant accepts the Subleased Premises and all improvements therein "AS IS", "WHERE IS" and "WITH ALL FAULTS", and Sublandlord shall not be obligated to make or cause to be made any initial improvements or alterations to the Subleased Premises as a condition of Subtenant's occupancy of the Subleased Premises. Sublandlord makes no representations or warranties regarding the condition of the Subleased Premises or compliance of the Subleased Premises with applicable statutes, rules and regulations of the City and County of San Francisco, the State of California, the federal government or any other governmental entity.

6. LIABILITY. Subtenant shall indemnify, defend and hold harmless the Sublandlord, Master Landlord, and the Affiliates and Master Landlord and its and their agents and employees (the "indemnitees") from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of (i) any occurrence in, upon or at the Subleased Premises; or (ii) any occurrence elsewhere in the Building or on the Land to the extent occasioned by the negligence or willful misconduct claimed to have been caused by Subtenant or its agents, employees or contractors; or (iii) any occurrence occasioned by the violation of any law, regulation or ordinance by Subtenant or its agents, employees, or contractors, except in all cases to the extent such loss of life, personal injury, and/or damage to property is caused by the gross negligence or willful misconduct of the indemnitees. In case the indemnitees shall be made a party to any litigation covered by the foregoing indemnity, then Subtenant shall protect and hold harmless the indemnitees and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by the indemnitees commencing with the first notice that any claim or demand has been made or may be made, and shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts. The provisions of this Section shall survive the termination of this Sublease with respect to any event occurring before such termination.

7. OTHER PROVISIONS OF SUBLEASE. All of the terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the Landlord, and Subtenant the Tenant, and the Subleased Premises the Premises, except for the following: Sections 1.1 (b), 1.1(e), the definitions of "Net Rentable Area of Basement Storage Space" and "Utility Space" in 1.2(a), 1.3, 2.1, 3.1, 3.4, 4.1(d), 5.1-5.12, 6.3, 7.1(b), 7.2(b), 7.5, 7.6,
ll.l(a), the last sentence of 11.2, 13.4(b), 14.1(c), 14.2, 14.5, those portions of 17.2 which relate to the Building, 18.1-18.4, 19.2, 22.1-22.2, 26.1, 27.2,
27.16(b), Exhibit A, Exhibit F. and all amendments to the Master Lease. Subtenant assumes and agrees to perform the Tenant's obligations under the Master Lease as described in the preceding sentence during the Sublease Term to the extent that these obligations are applicable to the Subleased Premises, and subleases the Subleased Premises subject to the terms and conditions of the Master Lease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublandlord shall use its commercially reasonable efforts (which shall not be deemed to require Sublandlord to commence any legal action against any party or pay any sums of money to any party) to cause the Master Landlord under the Master Lease to perform for the benefit of Subtenant those obligations under the Master Lease which are applicable to this Sublease. If the Master Lease applicable to the Subleased Premises terminates, at the option of the Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease applicable to the Subleased Premises terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination. In no event shall Sublandlord agree with Master Landlord to terminate or materially amend the Master Lease applicable to the Subleased Premises without Subtenant's consent, which consent may be withheld in Subtenant's sole and absolute discretion. However, the provisions of the preceding sentence shall not be deemed to restrict the exercise of any right of the Sublandlord under the Master Lease to terminate the Master Lease applicable to the Subleased Premises, if the exercise of such right to terminate does not require the consent of the Master Landlord (such rights shall include, but not be limited to Sections 15 and 16 of the Master Lease).


8. BROKERS. Sublandlord and Subtenant warrant, respectively, to each other, that each has had no contact with any real estate brokerage firm or agent or other person who can claim a right to a commission or finder's fee in connection with the negotiation of this Sublease and that no real estate commissions or finder's fees are payable in connection herewith, except as to Grubb & Ellis Company ("Sublandlord's Broker"), whose address is 255 California Street, Suite 1400, San Francisco, CA 94111, and Stein Kingsley Stein ("Subtenant's Broker"), whose address is 235 Montgomery Street, San Francisco, California 94104. Sublandlord shall pay a commission to Sublandlord's Broker pursuant to a separate written agreement with Sublandlord's Broker. The obligations of each party as to payment of commissions related to this Sublease are also subject to that certain letter agreement dated effective May 21, 1997 executed by Sublandlord, Subtenant, Sublandlord's Broker and Subtenant's Broker. Each party shall indemnify, defend and hold harmless the other party from and against all expenses, claims, damages (including reasonable attorneys' fees and costs) for any commission, finder's fee, or other compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Sublandlord's Broker or the Subtenant's Broker.

9. PARKING. The Subtenant shall not have the right to use any of the parking spaces in the Building.

10. RIGHT OF ENTRY

     (a) GENERAL. Sublandlord reserves the right to enter the Subleased Premises during ordinary business hours on reasonable advance written notice to Subtenant to inspect the Subleased Premises or to ascertain the performance by Subtenant of the terms and conditions of this Sublease. In an emergency, no notice will be required for entry.

     (b) ACCESS TO UTILITY. The Subleased Premises includes access to the utility closet located in the Subleased Premises, if such access is required in relation to Subtenant's telephone service. The configuration of the systems in the Building providing telephone service to the Sublandlord require that Sublandlord have access to the utility closet on each floor of the Building, including the Subleased Premises. Accordingly, Subtenant shall allow Sublandlord to access the utility closet located in the Subleased Premises. Sublandlord shall provide Subtenant with reasonable prior oral notice that Sublandlord desires access to said utility closet, which access shall be during Normal Business Hours.

11. NOTICES. Any notice, election, report or other correspondence required or permitted under this Sublease shall be given in writing and shall be either personally delivered by a reputable commercial courier service which provides for receipt upon delivery or sent by certified or registered United States Mail with any necessary postage and charges prepaid, and addressed as follows:

         If to Sublandlord:  CHEVRON U.S.A. INC.
                             c/o Chevron Real Estate Management Company
                             P.O. Box 4619
                             Houston, Texas 77210
                             Attn: Leasing Manager
                             Telephone No. (713)754-2988

         If to Subtenant:    HAMBRECHT & QUIST
                             One Bush Street
                             San Francisco, CA 94120
                             Attn: Logan Burke
                             Telephone No. (415) 576-3300

     Any notice or other correspondence given hereunder shall be deemed given only when received by the party to whom such notice is directed. If such correspondence is sent by certified or registered United States Mail, and if such correspondence is returned without receipt thereof having been acknowledged by the addressee's signature, then it shall be deemed to have been received on the date a United States mailman first attempted delivery of the document in question. Any party hereto may change its address for receiving notice at any time by giving written notice of the change to the other party to this Sublease.

12. SPECIAL SERVICES. If Subtenant requires heating and ventilating and air conditioning for the Subleased Premises during any time outside of Normal Business Hours, Sublandlord shall furnish it only at Subtenant's written request prior to 2:00 p.m. on Business Days or prior to 2:00 p.m. of the preceding Business Day before any weekend or Holiday, and Subtenant will bear the entire charge therefor, on an hourly basis at the then prevailing rate established for the Building by the Master Landlord. If the service requested by Subtenant is not a continuation of service furnished during Normal Business Hours, Subtenant shall pay for such service at such rate for a period of two (2) hours preceding the commencement of services. Nothing in this Section shall be deemed a covenant of Sublandlord to provide heating, ventilation or air conditioning for any portion of the Subleased Premises not serviced by such amenities as of the Commencement Date.

13. VERDICTS INTEREST. Conflicts of interest relating to this Sublease are strictly prohibited. Except as otherwise expressly provided herein, neither Subtenant nor any partner, employee or agent of Subtenant, shall give to or receive from any director, employee or agent of Sublandlord any gift, entertainment or other favor of significant value, or any commission, fee or rebate outside the normal course of business. Likewise, neither Subtenant nor any partner, employee or agent of Subtenant shall enter into any business relationship with any director, employee or agent of Sublandlord, without prior written notification thereof to Sublandlord. Subtenant shall promptly notify Sublandlord of any violation of this subsection and any consideration received as a result of such violation shall be paid over or credited to Sublandlord. Any representative(s) authorized by Sublandlord may audit any and all records of Subtenant for the sole purpose of determining whether there has been compliance with this subsection.

14. SIGNAGE. No sign, placard, picture, name, advertisement, or notice visible from the exterior of the Subleased Premises shall be inscribed, painted, affixed, or otherwise displayed by Subtenant on any part of the Building without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole and absolute discretion.

15. ASSIGNMENT OR SUBLEASING BY SUBTENANT; LICENSEES. Notwithstanding the incorporation of Section 17.1 and 17.2 of the Master Lease into this Sublease pursuant to Section 7 of this Sublease, Subtenant acknowledges that it is aware that its rights to assign or sublet the Subleased Premises are subject to the conditions and restrictions placed upon Sublandlord pursuant to said provisions of the Master Lease. In addition, the Subleased Premises may be occupied only by the Subtenant and the following licensees of Subtenant: (1) Paul Pelosi; (2) Burrill & Company; (3) Doyle & Boissiere; (4) Fletcher Asset Management; and (5) George Stathakis. The foregoing licensees of Subtenant shall not be deemed to be sub-subtenants of Subtenant.

16. ALTERATIONS. Subtenant shall not, without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, make any alterations to the Subleased Premises. However, Sublandlord's prior written consent shall not be required for any alterations to the Subleased Premises which do not affect the Building structure, safety or systems and which cost less than Ten Thousand Dollars ($10,000.00). Further, in the event that Subtenant desires to make any alterations to the Subleased Premises which do not affect the Building structure, safety or systems and which cost less than Ten Thousand Dollars ($10,000.00) per occurrence, such alterations shall not be made without first providing fifteen (15) days' prior notice to the Master Landlord and Sublandlord that it intends to make such alterations and which also describes with particularity the nature of the alterations to be made.

17. ENTIRE AGREEMENT. This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Subleased Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

18. TIME OF ESSENCE. Time is of the essence in this Sublease and each of its provisions.

19. GOVERNING LAW. This Sublease will be governed by and construed in accordance with California law.

20. CONSENT OF MASTER LANDLORD. To the extent incorporated in this Sublease, wherever the Master Lease requires Sublandlord to obtain Master Landlord's consent prior to taking certain action, this Sublease shall require that Subtenant also obtain Master Landlord's consent prior to taking any such action.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

    "Sublandlord"       CHEVRON U.S.A. INC., a Pennsylvania corporation, by its
                        Chevron Real Estate Management Company division

                        By: /s/ S. R. Hopkins
                           -----------------------------------------------
                        Printed: S. R. Hopkins
                                ------------------------------------------
                        Title:  Vice President
                              --------------------------------------------

    "Subtenant"         HAMBRECHT & QUIST CALIFORNIA
                        a California corporation

                        By: /s/ J. Logan Burke
                           -----------------------------------------------
                        Print : J. Logan Burke, Jr.
                                ------------------------------------------
                        Title:  Vice President
                              --------------------------------------------

Exhibits Attached: Exhibit "A" - Master Lease and Amendments
                   Exhibit "B" - Subleased Premises

                                     Exhibit "A"

                                OFFICE LEASE AGREEMENT

    THIS OFFICE LEASE AGREEMENT (this "Lease") dated as of January 1, 1994, is made between CHEVRON CORPORATION, a Delaware corporation ("Landlord"), and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                 CERTAIN DEFINITIONS

Additional Leasehold Improvements - as defined in Section 3.2.

Additional Operating Expenses - as defined in Section 5.5(a).

Additional Rent - as defined in Section 5.4.

Affiliate - as defined in Section 1.2(a).

Applicable Laws - as defined in Section 13.4(b).

Arithmetic Average - as defined in Section 5.5(b).

Base Rate - as defined in Section 5.3.

Base Rent - as defined in Section 5.2(a).

Building - as defined in Section 1.1(c).

Building Contractor - as defined in Article II, Section 1 of EXHIBIT C.

Building Standard Leasehold Improvements - as defined in Section 3.3.

Business Days - as defined in Section 27.3.

Claims - as defined in Section 18.3.

Commencement Date - as defined in Section 2.1(a).

Eligibility Period - as defined in Section 5.14.

Event of Default - as defined in Section 23.1.

Expiration Date - as defined in Section 2.1(a).

    Fair Market Rental Rate - as defined in paragraph (f) of EXHIBIT F (exclusively for use in said paragraph (f)).

Fiscal Year - as defined in Section 5.7(d).

Force Majeure - as defined in Section 27.6.

Holidays - as defined in Section 27.3.

Interest Rate - as defined in Section 5.13.

Janitorial Cleaning Services - the services provided in EXHIBIT G.

Land - as defined in Section 1.1(c).

Landlord - as defined in the introductory paragraph.

Landlord's Contribution - as defined in Article III, Section 1 of EXHIBIT C.

Landlord's Expense Stop - as defined in Section 5.6.

Lease - as defined In the introductory paragraph and Section 27.18.

Leasehold Improvements - as defined in Section 3.2.

Management Fee Allocation - as defined in Section 5.7(a)(i).

Net Rentable Area - as defined in Section 1.2(a).

Net Rentable Area of Basement Storage Space - as defined in Section 1.2(a).

Non-Building Standard Leasehold Improvements - as defined in Section 3.3.

Non-Reserved Spaces - as defined in Section 22.1(b).

Normal Business Hours - as defined in Section 27.3.

Normal Office Equipment - as defined in Section 7.2(a).

Operating Expenses - as defined in Section 5.7(a).

Original Term - as defined in Section 2.1(e).

Outside Date - as defined in paragraph (f) of EXHIBIT F.

Parking Rent - as defined in Section 22.2(a).

Person - as defined in Section 27.3.

Premises - as defined in Section 1.1(b).

Records Floor - as defined in Section 2.1(d).

Rent - as defined in Section 5.1.

Renewal Term - as defined in Section 2.1(e).

Reserved Spaces - as defined in Section 22.1(a).

Review Period - as defined in Section 5.11(b).

Secured Storage Areas - as defined in Section 1.3.

Service Areas - as defined in Section 1.2(b)(ii).

Tenant - as defined in the introductory paragraph.

Tenant Contractor - as defined in Article II, Section 1 of EXHIBIT C.

Tenant Space Plan - as defined in Article I, Section 1 of EXHIBIT C.

Tenant Work - as defined in the second introductory paragraph of EXHIBIT C.

Tenant Working Drawings - as defined in Article I, Section 3 of EXHIBIT C.

Term - as defined in Section 2.1(a).

Utility Space - as defined in Section 1.2(a).

                                      ARTICLE 1

                                      PREMISES

SECTION 1.1   DEMISE.

    (a)  LEASE.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises (as defined below).

    (b)  PREMISES.      The "Premises" consist of: (i) the square footage of
Net Rentable Area of office space (as defined below) located on Floors 1, 2, 4, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18, Records and 22 of the Building (as defined below); (ii) the square footage of Net Rentable Area of Basement Storage Space (as defined below) located on the Basement Floor of the Building and (iii) the square footage of Utility Space (as defined below) located on the Basement Floor and Mezzanine Floor of the Building, all as-more particularly identified on the description and floor plans attached as EXHIBIT A to this Lease.

    (c)  BUILDING.      The "Building" is the office building located at 225
Bush Street, in the City and County of San Francisco, California, and situated on certain land (the "Land") that is more particularly described in EXHIBIT B to this Lease. It is specifically understood and agreed that the Building shall include the garage located in the basement thereof.

    (d)  ACCESS TO BUILDING.      Tenant shall be granted access to the
Building and the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year.

    (e)  ACCESS TO UTILITY CLOSETS.    The configuration of the systems in the
Building providing telephone service to the Tenant require that Tenant have access to the utility closet on each floor of the Building. Tenant is hereby granted access to all such utility closets for the sole purpose of performing activities related to Tenant's telephone service. However, for those utility closets located on a floor not occupied in whole or in part by Tenant, Tenant shall provide Landlord with reasonable prior oral notice that Tenant desires access to such utility closet. Prior to entering into any lease of space in the Building to a third party other than to an affiliate of Tenant, Landlord shall obtain written approval from such tenant that such tenancy shall be subject to Tenant's access requirements granted under this Section 1.1(e).

SECTION 1.2   NET RENTABLE AREA.

    (a)  GENERAL DEFINITIONS.     "Net Rentable Area" is the unit of
measurement for space leased or held for lease to tenants for general business or storage purposes or utilized for such purposes by Landlord or Affiliates of Landlord, excluding all Net Rentable Area of Basement Storage Space. "Net Rentable Area of Basement Storage Space" is the unit of measurement for space leased or held for lease to tenants for storage purposes or utilized for such purposes by Landlord or Affiliates of Landlord in the Basement of the Building, excluding parking areas. "Utility Space" refers to the space used for telephone and computer equipment storage purposes by Landlord or Affiliates of Landlord in Basement Floor Room B-58 and Mezzanine Floor Room M-1 of the Building. As used herein, a company is an "Affiliate" of either Landlord or Tenant if such company directly or indirectly controls, is controlled by or is under common control with Landlord or Tenant, as the case may be.

    (b) SINGLE OCCUPANCY FLOOR. In the case of a single occupancy floor, the Net Rentable Area is:

         (i) all floor area, measured from the inside finished surface of the dominant portion of the permanent outer building walls of the Building;

         (ii) less the areas ("Service Areas") used for Building stairs, fire towers, elevator shafts, flues, vent stacks, pipe shafts, and vertical ducts (which Service Areas shall be measured from the outside walls enclosing such Service Areas);

         (iii) plus any such Service Areas that are for the specific use of the particular occupant such as special stairs or special elevators.

    (c) COLUMNS. No deductions from Net Rentable Area shall be made, for columns or projections necessary to the Building.

    (d)  BUILDING TOTAL.     The parties agree that the current Net Rentable
Area of the Building is Five Hundred One Thousand Six Hundred Eighty-Six (501,686) square feet.

SECTION 1.3   LANDLORD'S RIGHT OF ENTRY.

    Landlord shall have the right to enter upon the Premises in a reasonable manner at any time (i) during Normal Business Hours after Landlord gives one day's prior oral or written notice to Tenant, (ii) in any emergency, in which event no prior notice need be given to Tenant; or (iii) as otherwise expressly set forth herein. One or more representatives of Tenant shall be entitled to accompany Landlord upon any such entry, except in the event of those emergencies where it is impracticable to contact Tenant to arrange for accompaniment of Landlord by the Tenant's representative(s). The vaults of Tenant on floors 2, 10, 17, 18 and 19 of the Premises are designated as "Secured Storage Areas". Notwithstanding any other provision of this Lease, Landlord shall not have the right to enter upon or access such Secured Storage Areas except in the event of an emergency. Further, Landlord shall not have the right to possess keys or combinations to any of the vaults and safes of Tenant located in the Premises. For the purposes of this Lease, the term "emergency" shall be defined as any situation or occurrence which Landlord reasonably believes involves imminent threat or danger of bodily harm to any person or damage to the Building or to the property of Landlord or of any tenant of the Building or any third party. During any such entry under this Lease, Landlord shall use its best efforts to minimize the disruption to Tenant's operations or activities caused thereby.

                                      ARTICLE 2

                                         TERM

SECTION 2.1   TERM.

    (a)  COMMENCEMENT AND TERMINATION.      The term of this Lease (the "Term")
shall begin as of January 1, 1994 (the "Commencement Date") and, unless sooner terminated or renewed pursuant to the provisions hereof, or as otherwise provided herein, shall end as to each leased floor of the Premises at midnight on the date indicated for such floor on EXHIBIT A to this Lease (the "Expiration Date").

    (b) BASEMENT STORAGE SPACE. The Expiration Date of the Term for the Basement Storage Space is December 31, 1994. In the event that Tenant is in possession of the Basement Storage Space on the Expiration Date, then the tenancy shall continue as to the Basement Storage Space on a month-to-month basis until either party terminates the month-to-month tenancy by serving on the other at least thirty (30) days' notice of the intention to terminate.

    (c)  UTILITY SPACE.      The Expiration Date of the Term for the Utility
Space shall coincide with the Expiration Date, as may be renewed, of the last floor of office space leased to Tenant under Section 2.1(a).

    (d)  RECORDS FLOOR.      The "Records Floor" is that floor of the Building
located between office floors 18 and 19. The Expiration Date of the Term for the Records Floor is June 30, 1995. In the event that Tenant is in possession of the Records Floor on the Expiration Date, then the tenancy shall continue as to the Records Floor on a month-to-month basis until either party terminates the month-to-month tenancy by serving on the other at least thirty (30) days' notice of the intention to terminate.

    (e)  SURRENDER OPTION.   In the event of the expiration of the Initial Term
or any Renewal Term as to any floor of the Premises, in lieu of surrendering such floor of the Premises to Landlord on the Expiration Date, Tenant shall have the option of surrendering to the Landlord any other floor of the Premises then being leased by Tenant. Such option shall be exercised no less than six (6) months prior to the Expiration Date of the Initial Term or of a Renewal Term of greater than one (1) year in duration, or no less than three (3) months prior to the Expiration Date of a Renewal Term of less than one (1) year in duration. The floor being retained by the Tenant shall have a Term with an Expiration Date and Renewal Options, if any, identical to the floor surrendered. Further, the provisions of this Section 2.1(e) shall only apply where the floor being retained and the floor being surrendered have a Net Rentable Area which does not differ by more than One Thousand (1,000) square feet.

    (f)  CERTAIN DEFINITIONS.     As used in this Lease, the period between the
Commencement Date and the Expiration Date is sometimes referred to as the "Original" Term, and that portion, if any, of the Term resulting from the exercise of any renewal option granted pursuant to the terms and conditions of EXHIBIT F attached hereto and incorporated by reference herein as if fully set forth, is sometimes referred to as the "Renewal" Term.

SECTION 2.2   QUIET ENJOYMENT.

    Provided Tenant performs all of Tenant's obligations under this Lease, including the payment of Rent (as defined below), Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord or any other persons acting by, through or under Landlord; subject, however, to the terms of this Lease and to any ordinances to which the Lease is subject. This covenant and all other covenants of Landlord in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

SECTION 2.3   TENANT'S TERMINATION RIGHTS.

    (a) GENERAL. Notwithstanding anything in either Article 15 or Article 16 hereof to the contrary, if Tenant is notified or becomes aware of any of the following: (a) damage or destruction of the Building or Premises or any substantial part thereof so as to interfere materially with Tenant's use of the Premises and/or the Building; (b) a taking by eminent domain or exercise of other governmental authority of the Premises and/or the Building or any substantial part thereof so as to interfere materially with Tenant's use of the Premises and/or the Building; (c) the inability of Landlord to provide services to the Premises and/or the Building so as to interfere materially with Tenant's use of the Premises and/or the Building; or (d) any discovery of hazardous substances in, on or about the Building not placed in, on or about the Building by Tenant, except as noted in the study by Ecology and Environment, Inc. dated November 29, 1993, that may, considering the nature and amount of the substances involved, substantially interfere with Tenant's use of the Premises (or, in the prudent business judgment of Tenant and taking into account the standards, guidances and recommendations included in the definition of "Applicable Laws" with respect to hazardous substances in Section 13.4(b), could present a health risk to any occupants of the Premises), Tenant cannot be given reasonable use of, and access to, a fully repaired, restored, safe and healthful Premises and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Building and Premises to be provided hereunder by Landlord, all suitable for the efficient conduct of Tenant's business therefrom, then Tenant may elect to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time within a period of ninety (90) days following Tenant's notification or awareness that it is extremely unlikely that Tenant will be given the reasonable use of, and access to, a fully repaired, restored, safe and healthful Premises within six
(6) months of the damage, destruction, taking or other interference.

    (b)  EVENTS DURING LAST YEAR OF TERM FOR EACH FLOOR.   In the event of (a)
damage or destruction of the Building and/or Premises or any substantial part thereof so as to interfere materially with Tenant's use of any floor of the Premises during the last year of the Term as to such floor; (b) the taking by eminent domain or exercise of other governmental authority of the Premises or any substantial part thereof so as to interfere materially with Tenant's use of any floor of the Premises during the last year of the Term as to such floor; (c) the inability of Landlord to provide services to the Premises and/or the Building so as to interfere materially with Tenants use of any floor of the Premises during the last year of the Term as to such floor; (d) any discovery of hazardous substances in, on or about the Building not placed in, on or about the Building by Tenant, except as noted in the study by Ecology and Environment, Inc. dated November 29, 1993, that may, considering the nature and amount of the substances involved, substantially interfere with Tenant's use of any floor of the Premises during the last year of the Term as to such floor (or, in the prudent business judgment of Tenant and taking into account the standards, guidances and recommendations included in the definition of "Applicable Laws" with respect to hazardous substances in Section 13.4(b), could present a health risk to any occupants of any floor of the Premises during the last year of the Term as to such floor), should Tenant be prevented from using, and not use, such floor of the Premises for thirty (30) consecutive days due to the occurrence of
(a), (b), (c) or (d) above, Tenant may elect to terminate the Lease as to such floor of the Premises upon ten (10) days' written notice sent to Landlord within a period of sixty (60) days following the occurrence of (a), (b), (c) or (d) above.

                                      ARTICLE 3

                                LEASEHOLD IMPROVEMENTS

SECTION 3.1   ORIGINAL TENANT IMPROVEMENTS.

    The Premises already contain leasehold improvements from Tenant's prior occupancy which Tenant may use in connection with its use of the Premises.

SECTION 3.2   CERTAIN DEFINITIONS.

    The original leasehold improvements referred to in Section 3.1 and any additional leasehold improvements or alterations under this Lease (the "Additional Leasehold Improvements") are herein collectively called the "Leasehold Improvements".

SECTION 3.3   STANDARDS FOR ADDITIONAL LEASEHOLD IMPROVEMENTS.

    All Additional Leasehold Improvements shall be at least comparable in nature and quality to leasehold improvements then installed on such floor of the Building or of a higher nature and quality, except as Landlord shall otherwise approve in writing and shall, in Landlord's reasonable judgment, be compatible with the overall plan of the Building. The original Leasehold Improvements referred to in Section 3.1 and all Additional Leasehold Improvements shall be deemed "Building Standard Leasehold Improvements," except for such element or elements of Additional Leasehold Improvements that Landlord specifies in writing to Tenant at the time Landlord approves the plans and specifications therefor pursuant to EXHIBIT C shall be deemed "Non-Building Standard Leasehold Improvements" because they differ substantially in nature or quality from the leasehold improvements then installed in the Building (including the Premises).

SECTION 3.4   OCCUPANCY.

    Landlord and Tenant acknowledge that Tenant is currently in occupancy of the Premises on the effective date of this Lease.

SECTION 3.5   LIMITATION OF LIABILITY.

    Landlord shall have no liability arising from, in connection with, or with respect to any review made or approval given by Landlord with respect to the plans and specifications, or changes thereto, or approval of a contractor, as required or provided for herein, or for any approval of same waived or withheld by Landlord, and no approval given by Landlord shall diminish Tenant's obligations as provided herein.


                                      ARTICLE 4

                                  ACCEPTANCE OF THE
                           PREMISES AND BUILDING BY TENANT

SECTION 4.1   POSSESSION.

    Taking possession of the Premises by Tenant as Tenant is doing on the effective date hereof shall be conclusive evidence that Tenant:

    (a) accepts the Premises as suitable for the purposes for which they are leased, to the best of the Tenant's knowledge;

    (b) accepts the Building and every part and appurtenance thereof AS IS, where is, and with all faults, to the extent such faults are known to Tenant;

    (c) waives any claims against Landlord in respect of defects in the Premises and its appurtenances, their habitability or suitability for any permitted purpose, to the extent such defects are known to Tenant; and

    (d) acknowledges receipt of any and all notifications from Landlord required by law relative to the condition of the Premises, the Building, and the Land upon which the Building is located, including but not limited to: (i) California Health and Safety Code Section 25359.7 relative to releases (as defined in Health and Safety Code Sections 25320 and 25321) of hazardous substances located on or beneath the Premises; (ii) California Health and Safety Code Sections 25915 through 25924, inclusive, relative to asbestos containing construction materials in the Building of which the Premises are part; and (iii) California Health and Safety Code Sections 25249.5 through 25249.13, inclusive, relative to discharge or release of chemicals known to the State of California to cause cancer or reproductive toxicity in drinking water supplied to the Premises.

SECTION 4.2   LIMITATION OF LIABILITY.

    Landlord shall not be liable, except to the extent of Landlord's negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, or servants, for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment that may now or hereafter exist or occur.

                                      ARTICLE 5

                                         RENT

SECTION 5.1   RENT.

    "Rent" means all amounts Tenant is obligated, or becomes obligated, to pay to Landlord under this Lease, including, without limitation, Base Rent, (as defined below), Parking Rent (an defined in Section 22.2) and Additional Rent (as defined below).

SECTION 5.2   BASE RENT; ADDITIONAL RENT.

    Subject to any other applicable provisions of this Lease, the Rent reserved by Landlord and payable by Tenant in consideration of and under the terms of this Lease for each year of the Term hereof (prorated on a daily basis for any period less than an entire year) shall be and consist of:

    (a) an annual base rent (sometimes herein called "Base Rent") computed by multiplying the applicable Base Rate for each floor of the Premises (specified in EXHIBIT A, or if applicable, as determined under the provisions of EXHIBIT F hereto) times the number of square feet of Net Rentable Area and Net Rentable Area of Basement Storage Space contained within such floor of the Premises from time to time; plus

    (b)  the Parking Rent, as defined under Section 22.2; plus

    (c) such other sums of money as shall become due and payable by Tenant as Additional Rent (as defined below) hereunder, which Additional Rent shall be payable as hereinafter provided.

SECTION 5.3   BASE RATE.

    "Base Rate" means the amount per square foot of Net Rentable Area and Net Rentable Area of Basement Storage Space for each floor in the Premises per annum during the period from the Commencement Date until the Expiration Date, as more particularly described on EXHIBIT A.

SECTION 5.4   ADDITIONAL RENT.

    "Additional Rent" means all sums, other than Base Rent and Parking Rent, which Tenant is or becomes obligated to pay to Landlord under this Lease, including, but not limited to Additional Operating Expenses (as defined below).

SECTION 5.5   ADDITIONAL OPERATING EXPENSES.

    (a)  DEFINITION.     "Additional Operating Expenses" shall be computed
separately for each square foot of Net Rentable Area in the Premises for each calendar year or portion thereof which ensues after January 1, 1995 and prior to the end of the Term of this Lease and, for each such calendar year or portion thereof, shall mean an amount (but not less than zero) per square foot of Net Rentable Area in the Premises equal to [(i) - (ii)] x (iii), where:

         (i) is the Arithmetic Average of the Operating Expenses (as defined below) per square foot of Net Rentable Area in the Building incurred during such calendar year; and

         (ii) is the applicable Landlord's Expense Stop (as defined in Section 5.6) as to each such square foot of Net Rentable Area in the Premises for such calendar year; and

         (iii) is a fraction having the number of days in such calendar year as its denominator and having the number of days of such calendar year which are included in the applicable leased period of time as its numerator.

    (b)  OPERATING EXPENSES - ARITHMETIC AVERAGE.     The "Arithmetic Average"
of the Operating Expenses per square foot of Net Rentable Area in the Building for a calendar year shall be determined by dividing the total amount of Operating Expenses incurred during such calendar year by a sum equal to ninety-five percent (95%) of the total number of square feet of Net Rentable Area in the Building.

SECTION 5.6   LANDLORD'S EXPENSE STOP.

    The "Landlord's Expense Stop" for all of the Premises as of the Commencement Date means, for any full calendar year during the Term, the quotient obtained by dividing the total Operating Expenses, grossed up in accordance with Section 5.7(c), for the calendar year 1994 by the total number of square feet of Net Rentable Area in the Building, as shown in Landlord's statements for 1994 Operating Expenses (except that for any period before 1994 Operating Expenses are finally determined, they may be estimated in good faith by Landlord). The Landlord's Expense Stop shall be recalculated for any portion of the Premises for which the Original Term has been renewed in accordance with the terms and conditions of EXHIBIT F.

SECTION 5.7   OPERATING EXPENSES.

    (a)  DEFINITION.    Subject to the provisions of subsection (b) hereof,
"Operating Expenses" means all direct expenses, costs, and disbursements that Landlord shall pay or become obligated to pay with respect to the operation, maintenance and management of the Premises, Building and the Land, except those costs which are the exclusive responsibility of the Tenant or any other tenant of the Building under this Lease or other applicable leases, including, without limitation, the following:

         (i) an amount (the "Management Fee Allocation") equal to the lesser of: (A) the then current Management Fee Allocation, if any; or (B) one and 75/100 percent (1.75%) of: the Base Rent and Additional Rent (exclusive of the Management Fee Allocation) of the Building as then currently leased, plus the remainder of the Building, up to a ninety-five percent (95%) occupancy level of the Building, at the then current fair market Base Rate per square foot of Net Rentable Area in the Premises;

         (ii) wages, salaries, and fees of all personnel or entities engaged in the operation, maintenance, or security of the Building, including but not limited to taxes, insurance, and benefits relating thereto; provided, however, that if during the Term such personnel or entities are also working on other projects being operated by Landlord, their wages, salaries, benefits, fees, and related expenses shall be allocated by Landlord in good faith among all of such projects, and only that portion of such expenses allocable to the Building shall be included as an Operating Expense;

         (iii) all supplies and materials used in the operation and maintenance of the Building;

         (iv) costs of all maintenance and service agreements for the Building, including without limitation, alarm service, Janitorial Cleaning Services, security services, window cleaning, elevator maintenance, landscaping, and maintenance and operation of the parking facilities;

         (v) costs of all insurance relating to the Building, including, without limitation, the cost of casualty (excluding earthquake) and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, and the cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords;

         (vi) all taxes, assessments, and other governmental charges, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Building or the Land or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and the Land or their operation (collectively called herein "Property Taxes"); provided, however, Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes; and provided further, that Property Taxes shall not include any increase in such taxes resulting from a change of ownership of the Building or the Land pursuant to Article XIIIA of the California Constitution and laws, regulations or rules implementing said Article or from any change in the real property tax rate or the method of determining assessed value of any such Building or Land occurring after the date of this Lease from the real property tax rate or the assessed value of such Building and Land determined under Article XIIIA of the California Constitution and laws, regulations or rules implementing the same, as in effect on the date of this Lease;

         (vii) costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building);

         (viii) amortization of the cost of capital investment items that are installed primarily to reduce operating costs for the benefit of the Buildings' tenants, with all such costs, including interest cost, being amortized over the reasonable life of the capital investment items, and with the reasonable life and amortization schedules being determined by Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building; provided, however, in no event shall such amortization cost be included in Operating Expenses in excess of the amount of savings in Operating Expenses realized on account of such capital improvement; and

         (ix) costs of all utilities for the Building, including, but not limited to, the cost of water, electricity, gas, fuel oil, heating, lighting, air conditioning, and ventilation for the Building.

    (b)  EXCLUDED ITEMS.   The term "Operating Expenses" does not include any
of the following:

         (i) depreciation and amortization, except to the extent provided in
Section 5.7(a)(viii);

         (ii) costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building;

         (iii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

         (iv) leasing commissions, attorneys' fees, and other costs or expenses incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building;

         (v) costs incurred by Landlord for alterations, additions, and replacements that are considered capital expenditures under generally accepted accounting principles, consistently applied, except to the extent provided in
Section 5.7(a)(viii);

         (vi) interest, principal, points and fees on any debt, amortization payments on debts secured by any mortgage or mortgages or other debt instrument encumbering the Building, and any rental payments under any ground lease or other underlying leases or lease;

         (vii) advertising and promotional expenses, if any;

         (viii) costs of repairs or other work occasioned by fire, windstorm, or other casualty, that are reimbursed to Landlord by insurers, and costs reimbursed to Landlord by governmental authorities in connection with their exercise of the power of eminent domain;

         (ix) specific costs specially billed to and paid by specific tenants, such as above-standard janitor service, or other services in excess of those ordinarily supplied to occupants of the Building;

         (x) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes and applicable laws, including, but not limited to the Americans With Disabilities Act;

         (xi) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by a landlord of comparable first-class office buildings;

         (xii) Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials;

         (xiii) Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws identified in Section 13.4 hereof) in or about the Buildings including, without limitation, hazardous substances in the ground, water or soil, not placed in the Premises or the Building by Tenant;

         (xiv) Costs arising from Landlord's charitable or political contributions;

         (xv) Costs for sculpture, paintings or other objects of art;

         (xvi) Landlord's general corporate overhead and general administrative expenses;

         (xvii) Overhead and profit increment paid to Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

         (xviii) Costs associated with operation of the business of the corporate, partnership or other entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including corporate and partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees not engaged in the Buildings' operation, or disputes between Landlord and any management company hired by Landlord to manage the Building; and

         (xix) costs of seismic alterations, improvements and repairs undertaken pursuant to Section 13.4(d).

    If Operating Expenses for the Building exceed by more than two percent (2%) the average operating costs for other comparable first-class office buildings in San Francisco's central business district as indicated in the most recent BOMA Experience Exchange Report, then the operating costs shall be reduced to the average operating costs for such comparable first-class office buildings, plus two percent (2%).

    (c)  ADJUSTMENT.   If the Net Rentable Area of the Building is not at
least ninety-five percent (95%) occupied during any Fiscal Year of the Term, an adjustment shall be made in computing the Operating Expenses for that Fiscal Year so that the Operating Expenses shall be increased for that Fiscal Year to the amount that, in Landlord's reasonable good faith judgment, would have been incurred had ninety-five percent (95%) of the total Net Rentable Area of the Building been occupied during that Fiscal Year. All Operating Expenses shall be computed according to generally accepted accounting principles, consistently applied.

    (d)  FISCAL YEAR.   "Fiscal Year" means a period of twelve consecutive
calendar months, commencing on January 1, and ending on December 31, or such other twelve-month period as Landlord may specify from time to time.

SECTION 5.8   OBLIGATION TO PAY ADDITIONAL OPERATING EXPENSES.

    As Additional Rent, Tenant shall pay to Landlord an amount (if any) equal to the sum of the Additional Operating Expenses for each square foot of Net Rentable Area included in the Premises during any calendar year or portion thereof after calendar year 1994 during the Term of this Lease. For any partial year, the Additional Rent, if any, payable by Tenant under this Section for each square foot of Net Rentable Area in the Premises during such portion of a calendar year shall be calculated on a proportionate per-day basis as described in Sections 5.5 and 5.6 above.

SECTION 5.9   PAYMENT OF ESTIMATED ADDITIONAL RENT.

    (a) ESTIMATE OF ADDITIONAL RENT. At least fifteen (15) days before the first day of each calendar year during the Term of this Lease after calendar year 1994, Landlord shall notify Tenant of Landlords good faith estimate of the amount, if any, of Additional Rent which will become due by Tenant under Section
5.8 during the next calendar year or part thereof.

    (b)  MONTHLY INSTALLMENTS.   The amount of Additional Rent, if any, thus
estimated by Landlord to become due for any such period shall be divided into equal monthly installments during such period (reduced proportionately for any partial month) and shall be paid by Tenant in such equal monthly installments in advance on the first day of each month during such period; provided that if Additional Rent is estimated to accrue under Section 5.8 during a portion only of such period (as, for example, a portion of a calendar year during which the Term hereof ends), the entire amount of such estimated Additional Rent shall be payable in equal monthly installments during the portion of such period during which it is estimated to accrue.

    (c)  EFFECT OF DELAYED NOTICE.    If Landlord fails to give notice to
Tenant of Landlord's estimate of the amount of Additional Rent to become due by Tenant during any period at least fifteen (15) days prior to commencement of such period as required in Section 5.9(a), Tenant shall not be required to commence paying monthly installments of estimated Additional Rent for such period until the first day of the first calendar month which ensues at least fifteen (15) days after notice of such estimate in given by Landlord to Tenant, in which event the first monthly installment of estimated Additional Rent to be paid by Tenant after receipt of such notice shall include all monthly installments of estimated Additional Rent for such period which would have become due through such installment payment date if Landlord had timely given notice of estimated Additional Rent for such period as provided for in Section 5.9(a) above.

SECTION 5.10  CORRECTION OF ESTIMATED PAYMENTS.

    (a)  YEAR-END STATEMENT.     Within one hundred fifty (150) days, or
reasonably thereafter, after the end of each calendar year during which any estimated Additional Rent has accrued under Section 5.9 above, Landlord shall provide to Tenant a statement for such calendar year setting forth, in reasonable detail, the Operating Expenses incurred during such calendar year and the amount, if any, of Additional Rent due by Tenant under Section 5.8 for such calendar year or any portion thereof. Each time Landlord provides Tenant with an actual statement of Operating Expenses for the previous calendar year pursuant to this Section 5.10(a) or an estimated statement of Operating Expenses for the ensuing calendar year pursuant to Section 5.9(a), such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the year prior to the applicable year.

    (b) CORRECTION OF UNDERPAYMENTS. If the actual Additional Rent, if any, due by Tenant under Section 5.8 for such calendar year, or portion thereof, is greater than the estimated Additional Rent paid by Tenant under Section 5.9 during such calendar year, or portion thereof, then within thirty (30) days after receipt of such statement Tenant shall pay to Landlord the amount of such excess.

    (c)  CORRECTION OF OVERPAYMENTS.   If the actual Additional Rent, if any,
due by Tenant under Section 5.8 for such calendar year, or portion thereof, is less than the estimated Additional Rent paid by Tenant under Section 5.9 during such calendar year, or portion thereof, then Landlord shall allow a credit in the amount of such overpayment against the aggregate payment of Base Rent and estimated Additional Rent otherwise becoming due under Section 5.2 and Section
5.9 on the next ensuing monthly payment(s) of Rent date or dates, if any, after delivery of such statement to Tenant; provided that if the Term of this Lease has ended or shall end prior to utilization of such entire overpayment as a credit against Rent hereunder, Landlord shall promptly refund such overpayment (to the extent not credited against Rent otherwise becoming due hereunder) to Tenant.

SECTION 5.11  TENANT'S RIGHT TO AUDIT RECORDS.

    (a) Provided Tenant is not in default under the terms of this Lease, Tenant may once per calendar year, at its own expense (except as otherwise provided below), at all reasonable times audit and copy or reproduce Landlord's books and records relating to Additional Rent under this Lease for the sole purpose of determining compliance with the terms of this Lease and whether generally accepted accounting principles have been followed and consistently applied. This audit must take place during reasonable business hours in an office located in the Building and only after three (3) days' prior written notice to Landlord of the date and time the audit will commence. In the event Tenant's audit results in an adjustment in favor of Tenant of Additional Rent under this Lease payable during the calendar year under audit of three percent (3%) or more, then Landlord shall reimburse Tenant for the cost of such audit, in addition to any amount owing by Landlord to Tenant under Section 5.10 hereof.

    (b) Notwithstanding any sections of the Lease to the contrary, in the event of any dispute regarding the amount due as Tenant's share of Operating Expenses and/or the amount due as Additional Rent pursuant to Section 5.8, Tenant shall have the right, after reasonable notice and at reasonable times at a maximum rate permitted under state or federal law, if the aforesaid rate exceeds such maximum (such rate is referred to herein as the "Interest Rate").

SECTION 5.12  PAYMENT OF RENT.

    Tenant shall pay to Landlord all Rent at Landlord's offices in San Francisco, California, or elsewhere, as Landlord may from time to time designate to Tenant in writing, in legal tender for the payment of public and private debts, without counterclaims, set-off, or deduction except as set forth in this Lease, in the following matter:

    (a) the Base Rent and Parking Rent, monthly in advance, without written demand, in equal monthly installments (except as may be adjusted or modified under this Lease) on the first day of each full calendar month during the Term and for any other period of occupancy: and

    (b) the Additional Rent, within thirty (30) days after notice thereof by Landlord's invoice or statement for the same, as elsewhere provided for and authorized herein, and at such other times as this Lease provides for the payment of the same.

SECTION 5.13  FAILURE TO PAY; INTEREST.

    All past-due Rent shall bear interest commencing with the sixth day after the due date, until paid, at the lesser of (i) the rate of interest per annum equal to the interest rate then being quoted by Bank of America National Trust and Savings Association (or its successor) as its "reference rate" for commercial loans to its most creditworthy borrowers, plus two (2) points, or
(ii) the maximum rate permitted under state or federal law, if the aforesaid rate exceeds such maximum (such rate is referred to herein as the "Interest Rate").

SECTION 5.14  ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES.

    Notwithstanding any of Tenant's other rights to abatement of rent as set forth in this Lease, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive Business Days or ten
(10) days in any twelve (12) month period (the "Eligibility Period") as a result of any damage or destruction to the Premises or any repair, maintenance or alteration performed by Landlord after the Commencement Date, which substantially interferes with Tenant's use of the Premises, or any failure to provide services or access to the Premises or because of an eminent domain proceeding or because of the presence (other than because of the act of Tenant) of hazardous substances in, on or about the Building or the Premises which could, in Tenant's prudent business judgment and taking into account the standards, guidances and recommendations included in the definition of Applicable Laws described in Section 13.4 with respect to hazardous substances, pose a health risk to occupants of the Premises, then Tenant's

Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the Net Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Net Rentable Area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the Net Rentable Area of such reoccupied portion of the Premises bears to the total Net Rentable Area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild, to install its property, furniture, fixtures, and equipment and to move in over a weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Article 15, then the Eligibility Period shall not be applicable.

                                      ARTICLE 6

                                 SERVICES BY LANDLORD

SECTION 6.1   STANDARD SERVICES.

    While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall furnish the Premises with:

    (a) passenger elevator service in common with other tenants for access to and from the Premises as is customarily provided to tenants in first-class office buildings in downtown San Francisco, California, provided that Landlord may reasonably limit the number of elevators to be operated before or after Normal Business Hours (as defined in Section 27.3 hereof) and on Holidays (as defined in section 27.3 hereof);

    (b)  the Janitorial Cleaning Services described on EXHIBIT G;

    (c) replacement, as necessary, of all lamps and ballasts in the light fixtures now exiting or hereafter installed with Landlord 'a approval within the Premises (except for any light fixtures which Landlord designates as Non-Building Standard pursuant to Section 3.3);

    (d)  window washing, at least three (3) times per year; and

    (e)  the services provided for in Sections 7.1 and 7.2 below.

SECTION 6.2   ADDITIONAL SERVICES.

    If Tenant requires services that Landlord is not specifically required to furnish under this Lease and Landlord elects to provide such services to Tenant, Tenant will pay to Landlord, as Additional Rent, upon demand, the cost of providing such services.

SECTION 6.3   JANITORIAL SERVICES OPTION.

    Effective at any time during the Term, Tenant shall have the option to have Janitorial Cleaning Services for any or all of the Net Rentable Area then occupied by Tenant under the Lease performed by Tenant or portion contracting directly with Tenant, in lieu of having such services provided by the Landlord under the Lease. Such option may be exercised and shall take effect upon written notice to the Landlord and may also be rescinded, either temporarily or for the duration of the Term, at any time upon notice to Landlord. In the event of the exercise of such option, an amount per square foot of Rentable Area under the Lease per year for which the option has been exercised shall be deducted from the Rent payable to Landlord under the Lease on a monthly basis, such amount to consist of the average janitorial costs for other comparable first-class office buildings in San Francisco's central business district as indicated in the most recent BOMA Experience Exchange Report, but not less than One and 60/100 Dollars ($1.60) per square foot of Rentable Area per year. Amounts deductible for any partial month shall be prorated. Tenant and Landlord shall cooperate to amend the Lease or execute any other document to evidence or effectuate the provisions of this Section.

                                      ARTICLE 7

                                      UTILITIES

SECTION 7.1   STANDARD SERVICES.

    (a) THE SERVICES. While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall furnish the Premises the following services:

         (i) hot and cold potable water at those points of supply provided periodically for normal lavatory use by tenants in the Building and such other locations as are now provided in the Premises;

         (ii) heating, ventilating and air conditioning in season during Normal Business Hours for those portions of the Building serviced by such amenities as of the Commencement Date and at such temperatures and in such amounts as result in a comfortable air temperature within the Premises;

         (iii) electric lighting for public areas and special service areas of the Building; and

         (iv) such other services as Landlord has provided to Tenant customarily in the past. It is specifically understood and agreed between Landlord and Tenant that the majority of the Building is not presently air-conditioned, but that the Landlord shall pay for operation, maintenance and repair of any air conditioning servicing the Premises existing on the Commencement Date or installed thereafter as part of Tenant's Leasehold Improvements. However, none of the provisions of this Section 7 shall be deemed to obligate Landlord to provide air conditioning to such portion of the Premises not provided with air conditioning as of the Commencement Date.

    (b) SPECIAL SERVICES. With respect to heating and ventilating and air conditioning, if Tenant requires such services during any season outside the hours and days specified above, Landlord shall furnish it only at Tenant's written request prior to 2:00 p.m. on Business Days or prior to 2:00 p.m. of the preceding Business Day before any weekend or Holiday, and Tenant will bear the entire charge therefor.

SECTION 7.2   LIGHTING AND ELECTRICAL POWER.

    (a) STANDARD SERVICES. While Tenant is occupying the Premises and is not in default under this Lease, Landlord will furnish the Premises twenty-four (24) hours per day, every day of the year, with sufficient power for lighting and for typewriters, voicewriters, calculating machines, word processors, microcomputers, duplicating machines and other normal office machines of low electrical consumption ("Normal Office Equipment"), exclusive of electricity for
(i) special lighting fixtures hereafter installed in the Premises by Tenant which are designated by Landlord as Non-Building Standard pursuant to Section
3.3 or (ii) any item that consumes more than 0.5 kilowatts per square foot of Net Rentable Area of the Premises per hour at rated capacity or requires a voltage other than 120 volts single phase, all of which power shall be supplied by Landlord and paid for by Tenant as Additional Rent.

    (b) SPECIAL ELECTRICITY SERVICES. If Tenant's requirements for electricity exceed those described above, Landlord, at Tenant's expense, will make reasonable efforts to supply such service through the then-existing feeders servicing the Building and will bill Tenant periodically for such additional service. Such additional consumption shall be determined, at Landlord's election, either (i) by a survey performed by a reputable consultant selected by Landlord and paid for by Tenant, or (ii) by a separate meter in the Premises to be installed, maintained, and read by Landlord at Tenant's sole expense.

    (c)  LIMIT ON LIABILITY.      Landlord will not be liable in any way to
Tenant for any failure or defect in the supply or character of electric energy or any other utility service furnished to the Premises because of any requirement, act, or omission of the public utility serving the Building with electricity or any other utility service, or the limitation, curtailment, rationing or restrictions on the use of water, electricity, gas or any form of energy serving the Premises or the Building, whether such results from mandatory governmental restrictions or voluntary compliance with governmental guidelines.

    (d)  PRIOR APPROVAL.     Except for installation of Normal Office
Equipment, all installations of electrical fixtures, appliances, and equipment within the Premises will be subject to Landlords prior written approval.

    (e) RULES AND REGULATIONS. Landlords obligation to furnish electrical and other utility services as described in this Article 7 will be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

    (f)  ELECTRICAL LOAD.    At all times Tenants use of electrical Current
will never exceed the pro-rata capacity of existing feeders to the Building or the risers or wiring installations, the capacities of which have been disclosed by Landlord to Tenant prior to the date hereof.

SECTION 7.3        LIMITATION OF LIABILITY.

    Failure to furnish, or any stoppage of, the services provided for in
Article 6 above and this Article 7 arising from causes wholly beyond the reasonable control of Landlord will neither make Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant, nor relieve Tenant of any of its obligations under this Lease. Landlord shall use reasonable efforts to cause any such services to be restored. In addition, if any of the services described in Article 6 above or this Article 7 or any of the machinery or equipment in the Building should cease to function properly, break down or be intentionally turned off for testing or maintenance purposes, Tenant shall have no claim for abatement or reduction of Rent or damages, nor shall Tenant be relieved of its obligations under this Lease, nor shall such condition be construed as an eviction of Tenant; provided, however, if (i) any of the above-described conditions occur, (ii) such condition prohibits Tenant from using all or a portion of the Premises for their intended commercial or professional purposes, and (iii) such condition exists for seven (7) consecutive days after Tenant provides written notice of the condition to Landlord, then the Rent shall abate as to that portion of the Premises that are rendered untenantable for the intended commercial or professional purposes, as reasonably determined by Landlord. The abatement shall commence upon the expiration of the seven (7) day period and continue for so long as the condition exists; provided, however, that if the condition continues for three (3) months, Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord (which notice may only be given after the expiration of the three (3) month period), in which event Tenant will be relieved of all obligations arising after such date hereunder. In consideration of the terms of this Section 7.3, Tenant waives all rights Tenant may have at law or in equity, including any rights Tenant may have arising from implied warranties of suitability, to abate Rent or terminate this Lease on account of interruption of such services arising from causes wholly beyond the reasonable control of Landlord other than as provided by this Section 7.3.

SECTION 7.4   METERS.

    Landlord may require, at its option but at Landlord's expense, installation of a meter or meters to monitor Tenant's use of electricity or any chilled water for cooling purposes.

SECTION 7.5   GRAPHICS.

    Tenant shall provide all graphics desired by Tenant in the Premises at Tenant's expense. All letters and numerals on partially leased floors which are able to be seen from a general common area of a floor shall be of a size, form and color approved by Landlord (such approval not to be unreasonably withheld).

SECTION 7.6   BUILDING SECURITY SYSTEMS.

    (a)  SECURITY SYSTEMS OPTION.      Notwithstanding Sections 11.1, 13.4(b)
and 27.13 of this Lease, Tenant shall be entitled, at its sole cost, to install its own security systems for the Premises, which shall be located within the Premises, so long as such security systems comply with all applicable laws, including but not limited to fire and safety laws. Such security systems may include card reader access for entry to all or portions of the Premises and may also include installation of additional doors, barriers and other reasonably necessary appurtenances. However, in the event of installation by Tenant of security systems which restrict access to the Premises, Tenant shall provide Landlord with access cards or other means of access to all portions of the Premises.

    (b)  LOBBY AND GARAGE SECURITY GUARDS OPTION.     In the event that
Landlord sells or conveys the Building during the Term to a third party, Tenant shall have the option to provide lobby and/or garage security guards for the Building at the sole cost and expense of Tenant effective at any time after the closing of such sale or conveyance. The level and extent of such lobby and/or garage security guard services shall be at the sole discretion of Tenant, and may include badge checking and registration of all visitors to the Building. Such option may be exercised by written notice to the Landlord and shall take effect on the date specified in such notice. Such option may also be rescinded, either temporarily or for the duration of the Term, at any time upon written notice to Landlord.

    (c)  BUILDING SECURITY OPTION.     In the event that Landlord sells or
conveys the Building during the Term to a third party, Tenant shall have the option to maintain the level of security services for the Building then being provided by the Landlord, at Tenant's sole cost and expense, in lieu of having security services provided by the Landlord under the Lease, effective at any time after the closing of such sale or conveyance. Such services may be performed by Tenant or parties contracting directly with Tenant. Such option may be exercised by written notice to the

Landlord and shall take effect on the date specified in such notice. Such option may also be rescinded, either temporarily or for the duration of the Term, at any time upon notice to Landlord.

                                      ARTICLE 8

                                 USE AND MAINTENANCE

    The Premises shall be used only for general office purposes or any other business consistent with the character of the Building as reasonably determined by Landlord and the uses permitted by Landlord of other above-ground floor office tenants of the Building and for no other purpose. Tenant shall at all times use and maintain the Premises in a clean, careful, safe, lawful, and proper manner. The Premises may be occupied by Tenant, the Affiliates of Tenant, and its and their agents, employees and contractors.

                                      ARTICLE 9

               LAWS, ORDINANCES, AND REQUIREMENTS OF PUBLIC AUTHORITIES

SECTION 9.1        COMPLIANCE.

    Tenant shall, at its sole expense, comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities and with any directive of any public officer or officers which shall, with respect to the use of the Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenants use of the Premises or from conditions which have been created by or at the insistence of Tenant or required by reason of a breach of any of Tenants obligations hereunder.

SECTION 9.2   EXCEPTIONS.

    The foregoing obligations of Tenant under this Article 9 shall not apply to any laws, orders, ordinances, regulations, or directives that must be complied with by Landlord in order for Landlord to lease space in the Building for general office purposes.

SECTION 9.3   NOTICE.

    If Tenant receives written notice of the violation of any law, order, ordinance, or regulation referred to in this Article 9, it shall promptly notify Landlord thereof.

                                      ARTICLE 10

                         OBSERVANCE OF RULES AND REGULATIONS

SECTION 10.1  RULES AND REGULATIONS.

    Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply with the Rules and Regulations attached hereto as EXHIBIT E.

SECTION 10.2  AMENDMENTS AND ENFORCEMENT.

    Landlord shall at all times have the right to make reasonable changes in and additions to the Rules and Regulations and to reasonably enforce the Rules and Regulations, provided that any changes in existing rules or any new rules or the enforcement of the rules do not interfere with the lawful conduct of Tenant's business in the Premises as permitted by this Lease.

                                      ARTICLE 11

                                     ALTERATIONS

SECTION 11.1  LIMITED RIGHT TO MAKE ALTERATIONS.

    (a)  WRITTEN CONSENT.    Tenant shall not, without Landlord's prior written
consent, which consent shall not be unreasonably withheld, make any alterations to the Premises. However, Landlord 'a prior written consent shall not be required for any alterations to the Premises which do not affect the Building structure, safety or systems and which coat less than Fifty Thousand Dollars ($50,000.00).

    (b) APPROVAL OF PLANS. Should Tenant desire to make any alterations for which prior written consent of the Landlord is required, Tenant agrees to submit all plans and specifications for same to Landlord for Landlord's written approval before such work is begun, which approval shall not be unreasonably withheld or unduly delayed.

    (c) CONDITIONS FOR COMMENCING CONSTRUCTION. Upon Tenant's receipt of Landlord's written approval for those alterations for which prior written consent of the Landlord is required, Tenant may proceed with the construction of the approved alterations, but only so long as the alterations are constructed in substantial compliance with the approved plans and specifications and with the provisions of Sections 3.3, 3.5 and of this Article 11 and EXHIBIT C.

    (d)  CONTRACTORS.   Except is provided in Section 13.4(b) hereof, all
alterations shell be made at Tenant's expense, either by Tenant's contractors that have been approved by Landlord (which approval shall not be unreasonably withheld or unduly delayed), or by Landlord's contractors on terms reasonably satisfactory to Tenant, including in the latter case a reasonable fee payable by Tenant to Landlord of up to seven percent (7%) of the actual cost of performing such work to cover Landlord's overhead, as Tenant and Landlord shall mutually agree in each case.

    (e)  STANDARDS FOR CONSTRUCTION.   All work in connection with such
alterations shall:

         (i) be performed in such a manner as to maintain harmonious labor relations;

         (ii) not alter the exterior appearance of the Building, nor be visible from the exterior of the Premises;

         (iii) not adversely affect the structure or safety of the Building;

         (iv) comply with all building, safety, fire, and other codes and governmental and insurance requirements;

         (v) be pursuant to a valid building permit issued by the City and County of San Francisco obtained at the sole cost and expense of Tenant prior to commencement of any alterations;

         (vi) not result in any usage in excess of Building Standard Leasehold improvements of water, electricity, gas, heating, ventilating (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; and

         (vii) be completed promptly and in a good and workmanlike manner.

SECTION 11.2  OWNERSHIP OF LEASEHOLD IMPROVEMENTS.

    All Leasehold Improvements, alterations, and other physical additions made or installed by or for Tenant in or to the Premises either before or after the commencement of the Term of this Lease shall be and remain Landlord's property, except Tenant's furniture, furnishings, personal property, and movable trade fixtures, and shall not be removed. Tenant shall remove, at Tenant's expense, all of its furniture, furnishings, personal property, and movable trade fixtures by the Expiration Date or the date of any earlier termination hereof, and shall promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal. All furniture, furnishings, personal property, and movable trade fixtures remaining in the Premises after expiration or termination of this Lease may, at Landlord's election, (i) be removed by Landlord at Tenant's expense and Tenant agrees to reimburse Landlord for the costs of such removal or (ii) become the property of Landlord without compensation to Tenant. Notwithstanding the foregoing, the "Standard" service mark presently located in the executive boardroom on the eighteenth floor of the Building is the personal property of Tenant, and option (ii) in the preceding sentence shall not apply to such service mark.

                                      ARTICLE 12

                                        LIENS

SECTION 12.1  OBLIGATION TO KEEP FREE OF LIENS.

    Tenant shall keep the Premises free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant. All persons either contracting with Tenant or furnishing or rendering labor and materials to Tenant shall be notified in writing by Tenant that they must look only to Tenant for payment for any labor and materials. Nothing contained in this Lease shall be construed as Landlord's consent to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of, or to, the Premises, nor as giving Tenant any right to contract for, or permit the performance of, any services or the furnishing of any materials that would result in any liens against the Premises.

SECTION 12.2  DISPOSITION OF LIENS.

    If any lien is filed against the Premises or Tenant's leasehold interest therein, Tenant shall discharge it within ten (10) days after Tenant learns that the lien has been filed. If Tenant fails to discharge any lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

SECTION 12.3  RIGHT TO CONTEST.

    Notwithstanding the foregoing, Tenant may contest the amount or validity of any such lien, provided that Tenant first posts bond with the appropriate court in an amount sufficient to indemnify against or to release the lien or encumbrance, all as required by the law of the State of California, or Tenant first posts with Landlord an indemnity bond satisfactory to Landlord in all respects.

                                      ARTICLE 13

                                   ORDINARY REPAIRS

SECTION 13.1  MAINTENANCE OF PREMISES.

    Except as may be specifically provided in this Lease, Tenant shall have no obligation to maintain or repair the Premises. However, Tenant shall exercise ordinary care in its usage of the Premises under this Lease. Tenant shall not be responsible for the costs necessary to repair damage caused by casualty covered by Landlord's program of insurance for the Building.

SECTION 13.2  SURRENDER OF PREMISES.

    Tenant shall, at the end of the Term hereof, surrender to Landlord the Premises and all alterations, additions, and improvements thereto in the same condition as when received, ordinary wear and tear excepted.

SECTION 13.3  LANDLORD'S OPTION.

    If Tenant fails to make any such repairs promptly, Landlord may, at its option, make the repairs, and Tenant shall pay Landlord on demand Landlord's actual costs in making the repairs, plus a reasonable fee of up to ten percent (10%) of the actual cost of performing such work to cover Landlord's overhead.

SECTION 13.4  LANDLORD'S OBLIGATIONS.

    (a) Landlord shall at all times during the Term hereof and at Landlord's sole cost and expense, keep the Building and every part thereof in good condition and repair, including making replacements when necessary.

    (b) Landlord shall operate, maintain and repair the Building in a first-class manner and in full compliance with all governmental regulations, ordinances and laws from time to time in effect including, but not limited to, laws pertaining to hazardous substances ("Applicable Laws"); and in the case of hazardous substances, the term "Applicable Laws" will be deemed to include any standards, guidances or other recommendations issued by nationally recognized authoritative governmental units or other bodies such as the United States Environmental Protection Agency, the United States or any relevant state Occupational Safety and Health Administration, the National Institute of Health, or the American Congress of Industrial Hygienists) in order to make the Building and the Premises suitable for business offices. Landlord will be fully responsible for making all alterations and repairs to the Building and the Premises at its cost, which shall not be included as Operating Expenses, resulting from or necessitated by the failure by Landlord and/or Landlord's contractors to comply with the Applicable Laws, or from Landlord's and/or Landlord 'e contractor 'e utilization of hazardous substances in violation of Applicable Laws or which could, in the prudent business judgment of Tenant, taking into account the standards, guidances and recommendations included in the definition of Applicable Laws contained herein with respect to hazardous substances, pose a health risk to occupants of the Premises. During the term of this Lease, Landlord shall be responsible for removal or encapsulation of any materials that contain asbestos as necessary to comply with requirements of the Environmental Protection Agency or any regulatory agency having jurisdiction. Otherwise, Landlord shall maintain, repair and operate the Building and, subject to Tenant's repair obligations set forth in this Lease, the Premises, in excellent condition and repair, shall maintain a safe and healthful environment in the Building and shall operate, and provide security to, the Building in a manner comparable to other first-class institutional grade office buildings in the vicinity of the Building in downtown San Francisco, the cost of which shall be included in Operating Expenses to the extent provided in Section 5.7.

    (c) Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises, or any part thereof, except as specifically set forth in this

Lease. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Except as otherwise provided in this Lease, Tenant hereby waives any and all rights it may have under California Civil Code Section 1941 and any and all rights it may have to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute, or ordinance now or hereafter in effect.

    (d) SEISMIC ALTERATIONS. IMPROVEMENTS AND REPAIRS. In the event that in its sole discretion Landlord decides to alter, improve or repair the Building or the Premises or any part thereof in connection with any voluntary plan or program of Landlord not required by Applicable Laws to enhance the ability of the Building or the Premises to withstand and survive any seismic event which in the reasonable opinion of Landlord might affect the life or safety of Landlord or Tenant or any other occupant of the Building or the Premises, Landlord shall have the right at any time during the Term to make such extraordinary life-safety alterations, improvements or repairs at the sole cost and expense of Landlord without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor and without any abatement of Rent or claims of damages arising from alleged disruption of Tenants business, except as provided below in this Section 13.4(d). In the event that Landlord plans to undertake any such extraordinary life-safety alterations, improvements or repairs, Landlord shall provide Tenant with reasonable notice thereof Which shall be at least ninety (90) days), including complete information on the work to be done and the expected start and completion dates. If Landlord reasonably concludes that Tenant must vacate a portion or portions of the Premises to permit Landlord to efficiently accomplish such work, or if Tenant informs Landlord that it reasonably concludes it cannot conduct its business operations effectively from the portion or portions of the Premises on which such work is to be done while it is occurring, then Tenant shall vacate such portion(s) of the Premises for such period of time that may be necessary for Landlord to complete the work in question (which period shall not be longer than six (6) months as to any portion of the Premises). In the event that Tenant is required by Landlord to vacate a portion or portions of the Premises as aforesaid, there shall be no actual or constructive eviction or abatement of Rent or any other liability of Landlord to Tenant of any kind, including but not limited to claims of damages arising from alleged interruptions of Tenants business, except as follows: At Tenant's option, Landlord shall:

         (1) furnish Tenant without additional cost or charge to Tenant with office space elsewhere in the Building, or in other first-class office buildings in the vicinity of the Building in downtown Ban Francisco which in the sole judgment of Landlord, reasonably exercised, is comparable to the portion or portions of the Premises Tenant vacates; under this option, Rent shall not abate under this Lease and Tenant shall occupy such space pursuant to the terms and conditions hereof for the duration of the work in question; or

         (2) abate all Rent under this Lease attributable or allocable to the portion or portions of the Premises Tenant vacates from the date Tenant vacates such space to the date Tenant reoccupies such space, in which case Tenant shall be responsible for finding satisfactory replacement space at Tenant's expense for the duration of the work in question; and

         (3) in either case (1) or (2) above, Landlord shall pay all of Tenant's reasonable costs of relocating from the vacated portion of the Premises to the relocation space and then from the relocation space back to the Premises on completion of the work in question.

SECTION 13.5  TENANT'S RIGHT TO MAKE REPAIRS .

    Notwithstanding any provision set forth elsewhere in this Lease to the contrary, if Tenant provides written notice (or oral notice subsequently confirmed in writing in the event of an emergency such as damage or destruction to or of a structural component, or any electrical, plumbing, life safety, HVAC, mechanical or other system of or in the Building or the Premises

(including but not limited to damage to the roof, or exterior windows or doors)) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) Business Days' written notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, and such work will affect the Building's life-safety system, HVAC and/or elevator systems or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such systems unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class office buildings in the vicinity of the Building in downtown San Francisco. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlords reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenants sole remedy, Tenant may proceed to claim n default by Landlord and pursue such remedies as are available to Tenant at law or in equity.

                                      ARTICLE 14

                                      INSURANCE

SECTION 14 .1 TENANT'S INSURANCE OBLIGATIONS.

    (a) COVERAGE. Tenant shall, during the Term and at its sole expense, obtain and keep in force, with Tenant and Landlord named as insureds therein (except with respect to Worker's Compensation coverage) as their respective interests may appear, the following insurance:

         (i) fire and lightning insurance, with endorsements for extended coverage, vandalism, and malicious mischief, upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by, or on behalf of, Tenant including, without limitation, office contents, furniture, fittings, installations, fixtures, and any other personal property, Non-Building Standard Leasehold Improvements and alterations, in an amount not less than ninety percent (90%) of the full replacement cost thereof; and, during construction of any additional Leasehold Improvements or alterations to the Premises, similar insurance on a builders' risk form covering such additional Leasehold Improvements or alterations to the Premises;

         (ii) commercial general liability coverage, including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, and products and completed operations liability, in limits not less than $2,000,000 for each occurrence (combined single limit);

         (iii) worker's compensation and employer's liability insurance, with a waiver of subrogation endorsement, in form and amount reasonably satisfactory to Landlord; and

         (iv) any other type and coverage of insurance as Landlord may reasonably require from time to time in each case.

    (b)  STANDARDS OF COVERAGE.   All policies shall be taken out with insurers
that are acceptable to Landlord and in form reasonably satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance on Landlord's standard form, or, if required by Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance, but not later than the Commencement Date. All policies shall contain an undertaking by the insurers to notify Landlord in writing not less than fifteen (15) days before any change, reduction in coverage, cancellation, or termination thereof. Landlord and Tenant shall review the limits for the insurance policies required by this Section 14.1 annually, and policy limits shall be increased to proper and reasonable limits as circumstances warrant, provided, however, policy limits shall in no event be reduced below those above stated.

    (c)  RIGHT TO SELF-INSURE.    If and so long as the Tenant maintains a net
worth of at least one billion dollars ($1,000,000,000.00) as calculated under generally accepted accounting principles, with all real property valued at the lower of cost or market, then Tenant shall have the right, at its election, to maintain all such insurance required under Section 14.1 under a program of self-insurance or self-administered claims in lieu of purchasing such insurance.

SECTION 14.2  LANDLORD'S INSURANCE OBLIGATIONS.

    (a) COVERAGE. During the Term, Landlord shall insure the Building and the Building Standard Leasehold Improvements (excluding any property which Tenant Is obligated to insure under section 14.1 hereof) against damage by fire and standard extended coverage perils and public liability insurance in such amounts and with such deductibles consistent with the practice of other owners of first-class office buildings in the central business district of San Francisco, California.

    (b) OPTIONAL COVERAGE. Landlord may, but shall not be obligated to, take out and carry any other types and coverages of insurance as it or Landlords mortgagees, if any, may deem advisable; provided, however, that Landlord shall carry such policies of general liability insurance with such limits as are customarily carried by landlords of comparable first-class office buildings in the central business district of San Francisco, California.

    (c) WAIVER OF RIGHT TO PROCEEDS. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

    (d)  EXCEPTION TO COVERAGE.   Landlord will not have to carry insurance of
any kind on any Non-Building Standard Leasehold Improvements, Tenant's furniture or furnishings, or any of Tenant's fixtures, equipment, Improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

    (e)  RIGHT TO SELF-INSURE.    If and so long as the Landlord maintains a
net worth of at least one billion dollars ($1,000,000,000.00) as calculated under generally accepted accounting principles, with all real property valued at the lower of cost or market, then Landlord shall have the right, at its election, to maintain all such insurance required under Section 14.2 under a program of self-insurance or self-administered claims in lieu of purchasing such insurance.

SECTION 14.3  INCREASED RISKS.

    (a)  TENANT'S OBLIGATIONS.    Tenant shall not do or permit to be done in
or about the Premises, nor bring or keep or permit to be brought to the Premises or kept therein, anything that is prohibited by any insurance policy carried by Landlord (provided Tenant shall have been furnished copies of such policies and any changes to such policies in accordance with Section 26.1 of this Lease) or by Tenant, periodically in force covering the Building, the Leasehold Improvements, or the Premises, or which will in any way increase the existing premiums for any such policy.

    (b)  DEFAULT AND REMEDIES.     If Tenant fails to remedy the condition
giving rise to any such increase or threatened increase in premiums, or such cancellation or reduction, or threatened cancellation or reduction of coverage, within two (2) Business Days after notice thereof, the failure shall constitute an Event of Default hereunder, and Landlord may do any one or more of the following without any notice or demand:

         (i) send notice to Tenant as provided in Section 23.1(b) of this Lease;

         (ii) enter upon the Premises and attempt to remedy such condition, in which event Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry, and Tenant shall promptly pay to Landlord as Additional Rent the cost to Landlord of remedying or attempting to remedy such condition; or

         (iii) in the case of an increase or threatened increase in insurance premiums, Tenant, at Landlord's election, shall pay any actual increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord.

    (c)  DETERMINATION OF LIABILITY.    In determining whether increased
premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate.

    (d)  COMPLIANCE WITH INSURANCE REQUIREMENTS.      Tenant shall promptly
comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises or the Building.

SECTION 14.4  WAIVER OF SUBROGATION.

    (a)  ENDORSEMENTS IN POLICIES.     All policies of fire, extended coverage
or similar casualty insurance, which either party obtains for the Premises shall include a clause or endorsement denying the insurer any rights of subrogation to any claims, rights or recovery, or causes of action against the other party to the extent such claims, rights of recovery, or causes of action have been waived by the insured before the occurrence of injury or loss.

    (b)  WAIVER.   Anything in this Lease to the contrary notwithstanding,
Landlord and Tenant waive all claims, rights of recovery, and causes of action that either of them, or any party claiming by, through, or under either of them, may now or hereafter have by subrogation or otherwise against the other (or its officers, directors, shareholders, partners, agents, or employees) for any injury, loss, or damage that may occur to the Building, the Premises, the Leasehold Improvements, or any of their contents, by reason of fire, casualty, or any other cause or hazard, expressly including the negligence or willful misconduct of Landlord, Tenant, or their respective officers, directors, shareholders, partners, agents, or employees, covered (or required to be covered) by the insurance policies or self-insurance program required by Section
14.1 or 14.2, or that could be insured against by such policies, including deductibles, regardless of whether either party obtains, or fails to obtain, the agreed insurance coverages.

SECTION 14.5 INSURANCE OBLIGATIONS, ALLOCATION OF RISKS AND MINIMIZING DUPLICATION OF INSURANCE COVERAGE.

    Notwithstanding Article 18 and Sections 14.1 through 14.4 to the contrary, because Landlord has the right to maintain insurance on the Building and require Tenant to partially compensate Landlord for such insurance as part of Tenant's share of Operating Expenses and because of the existence of waivers of subrogation set forth in Section 14.4, Landlord hereby indemnifies and holds Tenant harmless from any loss, cost, liability, damage or expense (including, but not limited to penalties, fines and actual reasonable attorneys' fees and costs I to any property outside of the Premises to the extent such loss, costs, liability, damage or expenses are covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, Tenant hereby indemnifies and holds Landlord harmless from any loss, cost, liability, damage or expense (including, but not limited to penalties, fines and actual reasonable attorneys' fees and costs) to any property within the Premises, to the extent such loss, costs, liability, damage or expenses are covered by such insurance, (or would be covered but for Tenants election to self-insure) even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. In the event the Premises and/or the Building are damaged or destroyed and such damage or destruction is covered by insurance obtained by Landlord and not covered by insurance obtained by Tenant, Landlord shall use the proceeds of its insurance to repair the damage or destruction to the Premises including Non-Standard Improvements and/or the Building, subject to any rights either Landlord or Tenant may have to terminate the Lease in the event such damage or destruction occurs.

                                      ARTICLE 15

                            DAMAGE BY FIRE OR OTHER CAUSE

SECTION 15.1  REPAIR OF DAMAGE TO BUILDING STANDARD LEASEHOLD
              IMPROVEMENTS.

    Subject to Sections 15.2, 15.3, and 15.4 hereof, if the Premises or the Building Standard Leasehold Improvements are damaged by fire or other casualty against which Landlord is required to be insured by a policy of insurance under
Section 14.2, Landlord shall, to the extent of the original Building Standard Leasehold Improvements, have the damage repaired with reasonable speed at the expense of Landlord, subject to delays that may arise by reason of adjustment of loss under insurance policies and for other-delays beyond Landlord's reasonable control.

SECTION 15.2  RIGHT OF TERMINATION - DAMAGE TO PREMISES.

    If the Premises or any portions of the Building necessary for the use and operation of the Premises in the manner previously enjoyed by Tenant are damaged or destroyed by any cause whatsoever, and if the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred eighty (180) days of the damage or destruction, Landlord or Tenant may, at its option, terminate this Lease by giving notice of termination within ninety (90) days after the occurrence of the damage, and thereupon, Rent and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of the damage, and Tenant shall immediately vacate the Premises to Landlord; provided, however, that those provisions of this Lease that are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

SECTION 15.3  RIGHT OF TERMINATION - DAMAGE TO BUILDING.

    If the Building, or any material part thereof, is damaged or destroyed by any cause whatsoever to the extent that the damage or destruction to the Building cannot be repaired or restored within one hundred eighty (180) days after the occurrence of damage or destruction, Landlord or Tenant may, at its option, terminate this Lease by giving notice of termination within ninety (90) days after the occurrence of the damage, requiring Tenant to vacate the Premises within one hundred eighty (180) days after delivery of notice of termination, and thereupon, Rent and any other payments shall be apportioned and paid to the date on which possession is relinquished, and Tenant shall vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease that are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

SECTION 15.4  RIGHT TO TERMINATE - LAST TWO YEARS OF TERM.

    If the Building or any floor of the Premises is substantially damaged or destroyed by any cause whatsoever at any time during the last two (2) years of the Term as to such floor, Landlord or Tenant may terminate this Lease as to such floor by giving notice of termination within ninety (90) days after the occurrence of the damage or destruction requiring Tenant to vacate the floor of the Premises within one hundred eighty (180) days after delivery of notice of termination, and thereupon Rent and any other payments shall be apportioned and paid to the date on which possession is relinquished, and Tenant shall vacate the floor of the Premises according to such notice of termination; provided, however, that those provisions of this Lease that are designated to cover matters of termination shall survive the termination hereof.

SECTION 15.5  LIMITATION OF LIABILITY.

    No damages, compensation, or claim (including, without limitation, any claim for consequential or incidental damages) shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises, the Building Standard Leasehold Improvements, or the Building. Landlord shall use reasonable efforts to have repairs made promptly so as not unnecessarily to interfere with Tenant's occupancy.

SECTION 15.6  REPAIR OF NON-BUILDING STANDARD LEASEHOLD IMPROVEMENTS.

    If the Non-Building Standard Leasehold Improvements are damaged or destroyed by fire or other casualty against which Tenant is required to be insured under Section 14.1, Tenant shall immediately notify Landlord, and unless Landlord or Tenant elects to terminate this Lease under Section 15.2, 15.3, or 15.4, Tenant shall, to the extent of the proceeds from Tenant's insurance available to Tenant, have the damage repaired with reasonable speed at the expense of Tenant, subject to delays which may arise by reason of adjustment of loss under insurance policies and for other delays beyond Tenant's reasonable control.

SECTION 15.7  EXPRESS AGREEMENT.

    The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building, the Building Standard Leasehold Improvements, the Non-Building Standard Leasehold Improvements, or the Premises by fire or other casualty.

SECTION 15.8  ABATEMENT OF RENT.

    Tenant shall promptly notify Landlord if the Premises or the Building Standard Leasehold Improvements are damaged by any cause whatsoever. If the Building, Premises, or Building Standard Leasehold Improvements shall be damaged by fire or other casualty so as to render any portion of the Premises untenantable, and Tenant does not use or occupy such portion of the

Premises, the Base Rent and Additional Operating Expenses hereunder shall abate as to that portion of the Premises rendered untenantable by such damage until the earlier of such time as (i) Landlord reasonably determines that such damaged portion of the Premises has been made tenantable, (ii) Tenant again occupies or uses the damaged portion of the Premises, or (iii) if Tenant is responsible for any repairs, the date reasonably determined by Landlord as being a sufficient time to complete such repairs.

                                      ARTICLE 16

                                     CONDEMNATION

SECTION 16.1  TAKING OF BUILDING.

    If a material part of the Building shall be taken or condemned for any public purpose, for the entire Term or longer, this Lease shall terminate on the date of such taking.

SECTION 16.2  TAKING OF PREMISES.

    If all or a material portion of the Premises shall be taken or condemned permanently for any public purpose, this Lease shall automatically terminate on the date of such taking.

SECTION 16 .3 PROCEEDS OF CONDEMNATION.

    All proceeds from any taking or condemnation under Section 16.1 or 16.2 shall belong to and be paid to Landlord. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain the portion of any award determined to be owing for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized costs actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

SECTION 16.4  TEMPORARY TAKING.

    In the event all or a material portion of the Premises shall be taken or condemned for any public purpose for a period less than the entire Term of this Lease, then this Lease shall remain in full force and effect, Tenant shall remain obligated to continue to pay to Landlord the Rent reserved hereunder, and Tenant shall be entitled to the entire award from the taking or condemning authority attributable to such temporary taking.

                                      ARTICLE 17

                         ASSIGNMENT, SUBLETTING AND TRANSFER

SECTION 17.1  ASSIGNMENT OR SUBLETTING BY TENANT.

    (a)  NOTICE.   Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, sublet the Premises or any part thereof, or assign this Lease.

    (b) EFFECT OF ASSIGNMENT OF SUBLEASE. No assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease.

    (c)  EFFECT OF NONCOMPLIANCE.      Any attempted assignment or sublease by
Tenant in violation of the terms and provisions of this Section 17.1 shall be void. Any subletting or assignment approved by Landlord as required shall not constitute approval of any subsequent subletting or assignment.

    (d) Notwithstanding the foregoing, at any time during the Term, Tenant may assign this Lease free of the restrictions and conditions specified in Sections 17.1(a) to an assignee provided that the assignee satisfies one or more of the following conditions:

         (i) the assignee is an Affiliate of Tenant; or

         (ii) has acquired substantially all of Tenant's assets.

SECTION 17.2  TRANSFER BY LANDLORD.

    (a) RIGHT TO ASSIGN. Landlord may sell, transfer, assign, or convey all or any part of the Building and any and all of its rights under this Lease.

    (b) EFFECT OF TRANSFER. If Landlord sells, transfers, assigns, or conveys all or any part of the Building or assigns any or all of its rights under tints Lease, Landlord shall be released from any obligations hereunder attributable to periods of time after such assignment, no further liability or obligation shall thereafter accrue against Landlord hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

                                      ARTICLE 18

                                   INDEMNIFICATION

SECTION 18.1   INDEMNITY BY TENANT.

    Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of
(i) any occurrence in, upon or at the Premises, however caused; or (ii) any occurrence elsewhere in the Building or on the Land occasioned wholly or in part by any negligence or willful misconduct claimed to have been caused by Tenant or its agents, clients, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, or (iii) any occurrence occasioned by the violation of any law, regulation or ordinance by Tenant or its agents, clients, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent in all cases that such loss of life, personal injury, and/or damage to property was caused by the negligence or willful misconduct of Landlord or its agents, clients, invitees, concessionaires, contractors, servants, employees, vendors, materialmen or suppliers. In case Landlord shall be made a party to any litigation covered by the foregoing indemnity, then Tenant shall protect and hold Landlord harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Landlord.

SECTION 18.2  SCOPE OF INDEMNITIES.

    Tenant's foregoing indemnity obligation shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand has been made or may be made, and shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

SECTION 18.3  LANDLORD'S INDEMNITY.

    Notwithstanding any provisions of Section 18.1 or elsewhere in this Lease to the contrary, Tenant is not required to indemnity and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively "Claims"), to any person, property or entity to the extent that such Claims arise from the negligence or willful misconduct of Landlord or its agents, clients, invitees, concessionaires, contractors, servants, employees, vendors, materialmen, suppliers, or licensees, in connection with Landlords activities in the Building and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims, including Claims arising from the presence in the Building and/or the Premises of hazardous substances, except to the extent such hazardous substances were placed in or on the Premises and/or the Building by Tenant (Landlord's indemnity hereunder will survive the expiration of the term of, or any termination of, this Lease). Provided, further, to the extent any damage or repair obligation is covered by insurance obtained by Landlord as part of Operating Expenses, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive. Tenants agreement to indemnify and hold Landlord harmless pursuant to the provisions of this Lease and the exclusion from Tenants indemnity and Landlords agreement to indemnify and hold Tenant harmless pursuant to this Section 18.3 are not intended to and shall not relieve any insurance caroler of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the Lease to the extent that such policies cover the results of such negligence or willful misconduct. If either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

SECTION 18.4  SURVIVAL OF INDEMNITY.

    The provisions of this Article 18 shall survive the termination of this Lease with respect to any damage, injury, or death occurring before such termination.

                                      ARTICLE 19

                              SURRENDER OF THE PREMISES

SECTION 19.1  PEACEFUL SURRENDER.

    Upon the expiration or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, reasonable use and wear thereof and repairs that are Landlord's obligation under Article 15 hereof only excepted.

SECTION 19.2  HOLDOVER RENT.

    Should Tenant continue to hold the Premises or any portion of the Premises after the termination of this Lease as to such Premises or portion thereof, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed to by Landlord in writing, constitute and be construed as a tenancy at will at a daily Base Rent equal to one-thirtieth (1/30th) of an amount equal to one hundred twenty-five percent (125%) of the monthly Base Rent hereunder for the Premises or portion thereof, plus all Additional Rent that would have been due hereunder for the period involved if such period had been included in the Term, and subject to all of the other terms set forth herein except any right to renew this Lease.

SECTION 19.3  INDEMNITY.

    Tenant shall be liable to Landlord for all damage that Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against (i) all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant and (ii) all other losses, coats, and expenses, including (without limitation) attorneys' fees, incurred by reason of such holding over.

                                      ARTICLE 20

                                ESTOPPEL CERTIFICATES

SECTION 20.1  TENANT'S OBLIGATION.

    Tenant agrees to furnish periodically, when requested by Landlord or the holder of any deed of trust or mortgage covering the Building, the Land, or any interest of Landlord therein, a certificate signed by Tenant certifying (l) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, if any); (ii) that the Term of this Lease has commenced and the full Rent is then accruing hereunder; (ill) that Tenant has accepted possession of the Premises and that except as stated in the certificate, any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) that except as stated in the certificate, no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; (v) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); (vi) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; (vii) that except as stated in the certificate, to the knowledge of Tenant, Landlord is not then in default under this Lease; and
(viii) such other matters as may reasonably be requested by Landlord or the holder of any such deed of trust or mortgage.

SECTION 20.2  LANDLORD'S OBLIGATION.

    Landlord agrees to provide Tenant with an Estoppel Certificate signed by Landlord, containing the same types of information, and within the same periods of time, as are set forth in Section 20.1, except such changes as are reasonably necessary to reflect that the Estoppel Certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or to a lender.

SECTION 20.3  RELIANCE.

    Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust on the Building or the Land or any part thereof, or subtenant under or assignee of this Lease.

                                      ARTICLE 21

                                    SUBORDINATION

SECTION 21.1  SUBORDINATION.

    Subject to the limitation set forth in the next sentence, this Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trues or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence.

SECTION 21.2  RIGHTS OF MORTGAGEE.

    (a)  RIGHT OF SUBORDINATION.  Notwithstanding the provisions of Section
21.1 hereof, any mortgagee shall have the right at any time to subordinate any deeds of trust, mortgages, or other security instruments to this Lease on such terms and subject to such conditions as the mortgagee may consider appropriate in its discretion.

    (b)  ATTORNMENT.    At any time, before or after the institution of any
proceedings for the foreclosure of any such deeds of trust, mortgages, or other security instruments, or the sale of the Building under any deeds of trust, mortgages, or other security instruments, Tenant shall attorn to such purchaser upon any sale or the grantee under any deed in lieu of foreclosure and recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the preceding sentence shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall upon demand by Landlord or its mortgagee at any time, before or after any such foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Landlords mortgagee shall not exercise this power of attorney, however, unless Tenant fails to execute, acknowledge, and deliver such instruments or certificates within five (5) days after being requested by Landlord's mortgagee to do so.

                                      ARTICLE 22

                                       PARKING

SECTION 22.1  RESERVED AND NON-RESERVED SPACES.

    At the beginning of the Original Term hereof, Landlord shall lease to Tenant a total of fifty (50) parking spaces in the garage of the Building as follows:

    (a)  RESERVED SPACES.    Twenty-six (26) standard size reserved parking
spaces shall be leased to Tenant at a rental rate of Two Hundred Eighty-Five Dollars ($285.00) per month per space (the "Reserved Spaces"). At least five (5) of the Reserved Spaces shall be of a size suitable for limousine parking. The location of the Reserved Spaces are depicted in EXHIBIT A. Landlord reserves the right, in its sole reasonable discretion, to change the location within the garage of any or all of the Reserved Spaces. The Original Term for the Reserved Spaces shall have an Expiration Date of December 31, 1995. Tenant shall have and is hereby given the options to renew and extend the Term of this Lease as to the Reserved Spaces for one (1) six (6) month period ending June 30, 1996, and one
(1) successive six (6) month period ending December 31, 1996 to follow consecutively upon the expiration of the Original Term of this Lease as to such Reserved Spaces. An option may be exercised by Tenants giving Landlord written notice of its irrevocable exercise of the same not less than nine (9) months prior to the expiration date of the then prevailing Term or Renewal Term of this Lease as to the Reserved Spaces which are subject to the particular option. Subject to the provisions of this Section, Tenant may renew this Lease and extend the Term hereof under each option as to all, but not some, of the Reserved Spaces that are, on the date of the exercise of the option, subject to this Lease. The renewal and extension of this Lease under each renewal option shall be on and under the same covenants, agreements, terms, provisions, and conditions as are contained herein for the Original Term as to such Reserved Spaces except that the monthly rental rate per space may be adjusted by Landlord. However, in no event shall the monthly rental rate per Reserved Space exceed the charge then being made in the Russ Building Garage in San Francisco, California (or if that garage is not being operated, in comparable facilities in the immediate vicinity of the Building). The exercise of each of Tenant's options to extend the Term of this Lease as to the Reserved Spaces is contingent upon the concurrent exercise of Tenant's options to renew the Term of the Lease as to Floors 16, 17 and 18 pursuant to EXHIBIT F. However, in the event that Tenant exercises a renewal option as to at least one, but not all three, of Floors 16, 17 and 18, then Tenant may exercise its corresponding renewal option as to the Reserved Spaces only for a proportionate number of spaces, based upon the rentable square footage of Floors 16, 17 and 18 being renewed divided by the rentable square footage of Floors 16, 17 and 18 as of the Commencement Date.

    (b)  NON-RESERVED SPACES.     Twenty-four (24) standard size non-reserved
parking spaces shall be leased to Tenant at a rental rate of Two Hundred Eight-Five Dollars ($285.00) per month per space (the "Non-Reserved Spaces"). The Original Term for the Non-Reserved Spaces shall continue for so long as this Lease is in effect. Notwithstanding the foregoing, the number of Non-Reserved Spaces leased by Tenant shall increase or decrease by one (1) space for every twelve thousand (12,000) square foot increment of Net Rentable Area leased by Tenant above or below the number of square feet of Net Rentable Area leased by Tenant as of the Commencement Date. Such increase or decrease in Non-Reserved Spaces shall automatically take place on the thirtieth (30th) day following the date for which the 12,000 square foot incremental change in the square footage of Net Rentable Area leased by Tenant becomes effective. The monthly rental rate per Non-Reserved Space may be adjusted by Landlord effective July 1, 1995 and every July 1 thereafter. However, in no event shall the monthly rental rate per Non-Reserved Space exceed the charge then being made in the Russ Building Garage in San Francisco, California (or if that garage is not being operated, in comparable facilities in the immediate vicinity of the Building).

SECTION 22.2  PAYMENT; PARKING RULES; RISK ALLOCATION.

    (a) The rent payable to Landlord for the Reserved Spaces and Non-Reserved Spaces shall collectively be referred to as "Parking Rent". The Parking Rent shall be payable monthly in accordance with Section 5.12(a). Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord (or its agent or designee) relating to the use of parking facilities. Upon the termination of this Lease, Tenants rights to such parking spaces as are then being leased to Tenant hereunder shall terminate.

    (b) Tenant shall use the parking spaces at its own risk and releases Landlord from any and all claims for personal injury and property damage, costs, loss, liability, expense and causes of action of every kind and character arising out of or relating to Tenant's use of the parking spaces.

                                      ARTICLE 23

                                 DEFAULT AND REMEDIES

SECTION 23.1  EVENTS OF DEFAULT.

    The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

    (a)  NONPAYMENT OF RENT.      Failure to pay any installment of Rent due
and payable hereunder, upon the date when payment is due, such failure continuing for a period of ten (10) Business Days after written notice of such failure (which notice shall be in addition to, and not in lieu of, the notice requirements of California Code of Civil Procedure Section 1161);

    (b) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease, other than Tenant's obligation to pay Rent, such failure continuing for thirty (30) calendar days after written notice of such failure (which notice shall be in addition to, and not in lieu of, the notice requirements of California Code of Civil Procedure Section 1161) or such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured;

    (c)  ABANDONMENT.   Tenant "abandons" the Premises, as such term is defined
under applicable laws; or

    (d)  BANKRUPTCY.    if any petition is filed by or against Tenant under any
section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Tenant, such petition is not dismissed within sixty (60) days after the filing thereof) or Tenant shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof.

SECTION 23.2  REMEDIES.

    If an Event of Default occurs at any time thereafter while Tenant remains in default, Landlord may do any one or more of the following without notice or demand:

    (a) terminate this Lease, and consider Tenant's Event of Default as an anticipatory repudiation of this Lease; and Tenant immediately shall become liable for damages equal to the total of:

         (i) the costs of recovering the Premises;

         (ii) the unpaid Rent earned as of the date of termination, plus interest thereon at a rate per annum from the date due until paid equal to the maximum rate of interest allowed by state or federal law;

         (iii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, plus interest thereon at a rate per annum from the date due until paid equal to the maximum rate of interest allowed by state or federal law;

         (iv) the worth at the time of award of the amount by which the unpaid Rent that Landlord would have received under the Lease for the remainder of the Term after the time of award exceeds the amount of such rental loss for the remainder of the Term that the Tenant proves could be reasonably avoided, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

         (v) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenants failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom;

    (b) maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to re-let the Premises at such Rent and upon such conditions and for such a Term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease. Notwithstanding that Landlord fails to elect to terminate the Lease and default continues, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant; and/or

    (c) do whatever Tenant is obligated to do under this Lease and enter the Premises without being liable to prosecution or any claim for damages therefor, to accomplish this purpose; Tenant shall reimburse Landlord immediately upon demand for any expenses that Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action.

SECTION 23.3  NO IMPLIED ACTS.

    No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No reentry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any reletting, reentry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of the Lease.

SECTION 23.4  NO WAIVER.

    No provision of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing and signed by Landlord. Nor shall any custom or practice which may arise between the parties in the administration of the terms of this Lease be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy that Landlord may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                      ARTICLE 24

                                  DISPUTE RESOLUTION

SECTION 24.1  APPLICABLE MATTERS.

    All disputes between the parties arising out of or related to this Lease shall be settled according to the provisions of this Article 24, except that the provisions of this Article 24 shall not apply to any dispute or alleged breach of the Lease which, if judicially resolved in the Landlord's favor, would entitle Landlord to recover possession of the Premises from the Tenant.

SECTION 24.2  MEETING; MEDIATION.

    When a dispute arises between the parties, a meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, and they will attempt in good faith to negotiate a resolution. If within ten (10) days after the meeting the dispute is not resolved, the party initiating the dispute will submit the dispute to a mutually acceptable third-party mediator who is acquainted with dispute resolution methods. Landlord and Tenant will participate in good faith in the mediation. If the dispute is not resolved by mediation, the dispute shall be resolved by binding arbitration in accordance with the arbitration procedures set forth in this Section.

SECTION 24.3  ARBITRATION OF DISPUTES.

    The arbitration shall be conducted under the administration and rules of the American Arbitration Association ("AAA") for the arbitration of commercial disputes. Judgment on the award rendered may be entered in any court having jurisdiction. If three arbitrators are used, a decision of any two of them shall be binding. All proceedings shall be conducted in San Francisco, California. The provisions of Sections 1282.6, 1283 and 1283.05 of the California Code of Civil Procedure, as may be amended, shall apply to the arbitration. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. Neither party shall be entitled to seek or recover punitive damages under the arbitration proceedings. In the event of a conflict between the arbitration provisions of Article 24 and those in EXHIBIT F, the provisions of EXHIBIT F shall prevail.

SECTION 24.4  COSTS.

    All costs of the mediation and arbitration, including costs for the use of facilities during the hearings, shall be borne equally by the parties.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES. PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO RAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES. PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF TEE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FORGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE HATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES. PROVISION TO NEUTRAL ARBITRATION.

         LANDLORD: ________  TENANT: ___________


                                      ARTICLE 25

                          ATTORNEYS' FEES AND LEGAL EXPENSES

    In any dispute between Landlord and Tenant not resolved by mediation or arbitration, the prevailing party shall be entitled to recover from the other party its costs and expenses as a result of the dispute, including reasonable attorneys' fees in connection therewith.

                                      ARTICLE 26

                                       NOTICES

SECTION 26.1  METHOD OF GIVING NOTICE.

    Any notice or document required to be delivered hereunder shall be considered delivered, whether actually received or not, forty-eight (48) hours after the notice or document is deposited in the United States mall, postage prepaid, registered or certified mall, return receipt requested, addressed to the parties hereto at the respective addresses specified below:

    If to Landlord -    Chevron Corporation
                        c/o Law Department
                        P. 0. Box 7141
                        San Francisco, California 94120-7141
                        Attention: Manager, Corporate Unit

    If to Tenant -      Chevron U.S.A. Inc.
                        c/o Chevron Real Estate Management Company
                        P.O. Box 7137
                        San Francisco, California 94120-7137
                        Attention: Manager, Building Asset Services

provided, however, that in lieu of notice by United States registered or certified mail, a party may give notice by (i) personal delivery, effective upon receipt, or (11) expedited delivery service (by a reputable provider thereof) with proof of delivery, effective twenty-four (24) hours after the notice or document is delivered to the delivery service.

SECTION 26.2  CHANGE OF ADDRESS.

    Either party may change its address for purposes of notice under this
Article 26 to any address within the continental United States of America upon thirty (30) days' advance written notice to the other party.

                                      ARTICLE 27

                                    MISCELLANEOUS

SECTION 27.1  BASIS FOR COSTS.

    Where this Lease requires Tenant to reimburse Landlord for the cost of any item, such cost will be the reasonable and actual Costs to Landlord of providing such item, without profit to or overhead charge by Landlord. Landlord will keep in an office in the Building a schedule of such charges (which Landlord may periodically change) for Tenant's examination. Failure to pay any such cost shall be considered as a failure to pay Rent, and as a result, Landlord shall be entitled to all applicable rights and remedies.

SECTION 27.2  NO BROKER.

    Tenant represents and warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, and Tenant shall indemnify and hold Landlord harmless from any costs, expenses or liability for commissions or other compensation or charges claimed by any broker or agent hired by Tenant with respect to this Lease. Landlord represents and warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, and Landlord shall indemnify and hold Tenant harmless from any costs, expenses or liability for commissions or other compensation or charges claimed by any broker or agent hired by Landlord with respect to this Lease.

SECTION 27.3  CERTAIN DEFINITIONS.

    As used herein, the terms "Business Days" means Monday through Friday (except for Holidays); "Normal Business Hours" means 7:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); "Holidays". means those Holidays designated by Landlord set forth on EXHIBIT D hereto; and "person" means any individual, corporation, partnership, joint venture or other entity.

SECTION 27.4  INDEPENDENT COVENANTS.

    Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of the term to other persons or circumstances, shall not be affected.

SECTION 27.5  NO MERGER.

    There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of any of the subleases.

SECTION 27.6  FORCE MAJEURE.

    Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the affected party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of Cod, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other cause of any kind whatsoever that is beyond the reasonable control of the affected party, including, but not limited to, earthquakes ("Force Majeure").

SECTION 27.7  RULES OF CONSTRUCTION.

    (a) The captions of the articles, sections, and subsections of this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words of any gender used in this Lease shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in the drafting of this Lease.

    (b)  NO WAIVER.     The failure of Landlord or Tenant to insist in any
instance on the strict keeping, observance or performance of any covenant or agreement contained in the Lease, or the exercise of any election contained in the Lease shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect.

    (c) All references in this Lease to "notice" shall mean written notice given in compliance with Article 26 hereof. All references in this Lease to "months" or "months" shall be deemed to include the actual number of days in such actual month or months.

SECTION 27.8  NO ORAL PROMISES OR REPRESENTATIONS.

    Neither Landlord nor Landlord's agents or brokers, if any, have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.

SECTION 27.9  ENTIRE AGREEMENT.

    This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed by both parties hereto.

SECTION 27.10  NO OFFER.

    The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

SECTION 27.11  GOVERNING LAW.

    This Lease shall be governed by and construed under the laws of the State of California. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the City and County of San Francisco, California.

SECTION 27.12  ADJACENT BUILDINGS.

    Any elimination or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

SECTION 27.13  KEYS.

    Tenant currently possesses keys to all lockable room or corridor doors within the Premises. Additional keys will be furnished at a reasonable charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All keys shall remain the property of Landlord. No additional locks shall be allowed on any room or corridor door of the Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Premises.

SECTION 27.14  TIME OF ESSENCE.

    Time is of the essence for all purposes of this Lease.

SECTION 27.15  RECORDATION.

    Tenant shall not cause this Lease or any memorandum or evidence thereof to be filed of public record. Landlord shall have the right (but not the obligation) to cause this Lease or a memorandum or evidence thereof to be filed of public record, and upon request by Landlord, Tenant shall promptly execute, acknowledge, and deliver to Landlord such a memorandum or other evidence of thin Lease. Tenant agrees to a release in form satisfactory to Landlord upon the expiration or earlier termination of this Lease.

SECTION 27.16  RECORDS AND AUDITS.

    (a) Tenant shall maintain true and correct sets of records in connection with this Lease and all transactions related thereto and shall retain all such records for at least twenty-four (24) months after termination of this Lease.

    (b) Conflicts of interest relating to this Lease are strictly prohibited. Except as otherwise expressly provided herein, neither Landlord nor any partner, employee or agent of Landlord, shall give to or receive from any director, employee or agent of Tenant any gift, entertainment or other favor of significant value, or any commission, fee or rebate outside the normal course of business. Likewise, neither Landlord nor any partner, employee or agent of Landlord shall enter Into any business relationship with any director, employee or agent of Tenant, without prior written notification thereof to Tenant. Landlord shall promptly notify Tenant of any violation of this subsection and any consideration received as a result of such violation shall be paid over or credited to Tenant. Any representative(s) authorized by Tenant may audit any and all records of Landlord for the sole purpose of determining whether there has been compliance with this subsection.

SECTION 27.17  SUCCESSORS AND ASSIGNS.

    Subject to the restrictions on Tenant's rights to assign its interest in this Lease as provided in Article 17, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 27.18  EXHIBITS.

    The exhibits attached to this Lease are by this reference incorporated fully herein. The term "this Lease" shall be considered to include any and all such exhibits. In the event of any conflict or inconsistency, however, the terms and provisions of the main body of this Lease shall prevail over the terms and provisions of any Exhibit, unless otherwise specifically provided in this Lease.

    EXECUTED as of the date first written above.

                   LANDLORD:           CHEVRON CORPORATION
                                       a Delaware corporation


                                       By: /s/ illegible

                                       Its: Secretary

                   TENANT:             CHEVRON U.S.A. INC .,
                                       a Pennsylvania corporation,
                                       by its Chevron Real Estate

                                       Management Company division


                                       By: /s/ David S. Mitchell

                                       Its: Vice President

                                      EXHIBIT A

                                       PREMISES

        Floor        Net Rentable Area        Base Rate          Expiration Date
        -----        -----------------        ---------          ---------------

          22                17,347              $14.00                6/30/00
         Rec                 8,301              $10.50                6/30/95
          18                22,714              $17.25                12/31/95
          17                22,761              $17.25                12/31/95
          16                22,742              $17.25                12/31/95
          15                22,091              $16.75                 6/30/00
          13                22,834              $16.75                 6/30/96
          12                22,840              $16.75                 6/30/97
          11                22,807              $16.75                 6/30/98
          10                22,493              $16.75                 6/30/95
           9                22,841              $16.75                 6/30/99
           8                22,112              $16.75                 6/30/99
           4                22,675              $16.75                 6/30/00
           2                31,473              $14.00                 6/30/00
           1                   500              $30.00                 6/30/00
          M(1)                 865                n/a                     *
          B(1)               1,024                n/a                     *
          B(2)               7,014              $10.50                12/31/94

(1) Utility Space -- excluded from Net Rentable Area
(2) Basement Storage Space
*   See Section 2.1(c)

                               FIRST AMENDMENT TO LEASE

    This First Amendment to Lease ("Amendment") is entered into effective April 1, 1995 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.

C. Exhibit F of the Lease sets forth Tenant's renewal options for certain portions of the premises leased by Tenant under the Lease. Tenant has options to renew the term of the lease for the Tenth Floor premises comprised of 22,493 square feet of net rentable area (the "10th Floor"), the initial term for which is to expire on June 30, 1995.

D. In lieu of the renewal provisions for the 10th Floor as set forth in Exhibit F of the Lease, Landlord and Tenant have agreed upon new renewal terms. Accordingly, Landlord and Tenant desire to amend the Lease as to the 10th Floor upon the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

    The Lease is hereby amended as follows:

    1.   DEFINITIONS.   The terms used herein and not otherwise defined shall
have the meaning for such terms as set forth in the Lease.

    2.   TERM.     Notwithstanding any other provision of the Lease, the Term of the Lease for the 10th Floor as set forth in Exhibit A of the Lease is hereby extended one (1) year (the 'First Extension Period"). The Term of the Lease applicable to the 10th Floor shall now expire on June 30, 1996, unless sooner terminated or further extended in accordance with the terms of the Lease, as amended by this Amendment.

    3.   RENT.     Tenant shall pay Landlord as Base Rent for the 10th Floor
pursuant to Section 5.2(a) of the Lease during the First Extension Period at a Base Rate of Sixteen Dollars and 75/100 ($16.75) per rentable square foot per annum which is calculated to be the sum of Three Hundred Seventy-Six Thousand Seven Hundred Fifty-Seven Dollars and 75/100 Dollars ($376,757.75) per annum. Rent shall be paid at the time and in the manner set forth in Section 5.12 of the Lease.

    4.   LANDLORD'S EXPENSE STOP    For purposes of recalculation of the
Landlord's Expense Stop as defined in Section 5.6 of the Lease, the base year applicable to the 10th Floor for the First Extension Period and the Second Extension Period (as defined below), if the extension option for such Second Extension Period is exercised, shall be the calendar year commencing January 1, 1995 and ending December 31, 1995.

    5.   EXHIBIT F.     The terms of Exhibit F of the Lease, including but not
limited to the renewal option set forth in Exhibit F(6) providing Tenant with options to renew the Lease for one (l) three (3) year period ending June 30, 1998, and one successive three (3) year period ending June 30, 2001, shall not apply to the 10th Floor.

    6.   RIGHT OF FIRST REFUSAL.    If at any time prior to the expiration of
the Term of the Lease for the 10th Floor, including the First Extension Period and Second Extension Period, if the extension option for such Second Extension Period is exercised, Landlord shall receive a bona fide third party offer to lease all of the 10th Floor then being leased by Tenant, which offer Landlord shall desire to accept, Landlord shall transmit a memorandum of said offer to Tenant. The memorandum shall be executed by Landlord and contain a declaration attesting to the truth and correctness of the contents of the memorandum. Landlord shall provide Tenant with the identity of the third party, unless the third party does not give permission to disclose its identity, in which event the Landlord shall provide Tenant with a description of the business which the third party is engaged in. The memorandum shall set forth in detail the terms of the offer, including a description of the space (the "First Refusal Space"), the rent (including any abatement and escalations thereof), the term (which shall commence no earlier than July 1, 1996), condition of the space (i.e., as is, building standard construction, tenant improvement allowances), and any other material terms of the offer (collectively, the "Economic Terms"). Within ten
(10) days of receiving Landlord's memorandum, Tenant shall elect, by written notice to Landlord, to accept or reject the First Refusal Space upon the Economic Terms. Tenant's failure to make the election shall be deemed a rejection of the First Refusal Space. Upon Tenants acceptance of the First Refusal Space, the parties shall execute an amendment incorporating the First Refusal Space into the Lease pursuant to all of the Economic Terms. Tenant's privilege to lease the First Refusal Space as set forth above is expressly conditioned upon Tenant not being in default at the time the First Refusal Space is offered for lease, and not being in default between the time the First Refusal Space is accepted for lease and the delivery of the First Refusal Space. Further, Tenant may not lease the First Refusal Space if Tenant has previously assigned all or any portion of the Lease or interest in the Lease relating to the 10th Floor other than to an affiliate of Tenant, or sublet all or any portion of the 10th Floor other than to an affiliate of Tenant. If Tenant is prohibited from accepting or Tenant rejects the offer to lease the First Refusal Space as set forth above, Landlord may lease the First Refusal Space with a commencement date on or after July 1, 1996 to any third party upon terms which are not more favorable to said party than the Economic Terms, notwithstanding any exercise by Tenant of its option to extend the Term for the Second Extension Period. Landlord shall provide Tenant with at least ninety (90) days prior written notice of termination in all instances in which Landlord leases the First Refusal Space to a third party, except that no such notice shall be required if Tenant has not timely exercised its option to renew the Term for the Second Extension Period. Any such notice of termination to Tenant shall be accompanied by a memorandum executed by Landlord and the third party confirming that a lease has been executed by the Landlord and the third party which contains the Economic Terms.

    7.   EXTENSION OPTION.

    (a) Landlord grants to Tenant one (1) option to renew the Term of the Lease applicable to the 10th Floor for a period of one (1) year after the expiration of the First Extension Period (the "Second Extension Period"), subject to the terms of Section 6 hereof. Tenant's privilege to exercise this option is expressly conditioned upon Tenant not being in default at the time the option is exercised and not being in default between the time the option is exercised and the commencement of the Second Extension Period.

    (b) Provided Tenant is not in default, and subject to Section 6 hereof, Tenant shall have the right to exercise the option upon tendering written notice (the "Extension Notice") to Landlord no earlier than nine (9) months nor later than six (6) months prior to the expiration of the First Extension Period. All terms and conditions of this Lease shall continue during the Second

Extension Period, provided that during the Second Extension Period, the Base Rent shall be the greater of the following: (a) the Base Rent payable in the last full month immediately preceding Landlord's receipt of the Extension Notice (the "Rent Determination Date") or (b) the Fair Market Rent as of the Rent Determination Date.

    (c) As used in this Lease, Fair Market Rent shall be deemed to mean the base amount of rental that would typically be paid by a tenant under a base-year lease for premises of a similar type, design, and quality in the same or similar quality geographic area in which the Premises are situated under market leasing conditions existing at that time and taking into account the presence, if any, of other escalation provisions provided in this Lease, with the exception of the effect of the calendar year 1995 base year.

    (d) If Landlord and Tenant cannot agree on the Fair Market Rent within fifteen (15) days after the Rent Determination Date, the Base Rent payable during the Extension Period shall be conclusively determined as follows:

         (i) Within ten (10) days after the expiration of the fifteen (15) day period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the downtown San Francisco area, to appraise and determine the then Fair Market Rent as described in this Section.

         (ii) If one party does not appoint an appraiser within the time period in 7(d)(i) above, the appraiser appointed by the other party shall be the sole appraiser and shall determine the Fair Market Rent.

         (iii) If neither party appoints an appraiser within the time period set forth in 7(d)(i), the Base Rent during the Extension Period shall be the Base Rent payable in the last full month immediately preceding the Rent Determination Date.

         (iv) If the two (2) appraisers are so appointed by the parties, they shall meet promptly and attempt to appraise and determine the Fair Market Rent. If they are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to select a third appraiser who meets the qualifications stated in 7(d)(i) within ten (10) days after the last day the two appraisers are given to determine the Fair Market Rent. If they are unable to agree on a third appraiser, either of the parties to this Lease, by giving ten
(10) days' notice to the other party, can apply to the presiding judge of the Superior Court for the county in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in 7(d)(i). Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

         (v) Within ten (10) days after the selection of the third appraiser, a majority of the appraisers shall appraise and determine the Fair Market Rent. If a majority of the appraisers are unable to so set the Fair Market Rent within the required period of time, the appraisals of the three appraisers shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Rent.

         (vi) If, however, the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, the low appraisal or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent. If two appraisals are disregarded, the remaining appraisal shall be the Fair Market Rent.

    8.   ASSIGNMENT.    The rights granted to Tenant pursuant to this Amendment
are personal to Tenant and may not be assigned without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

    9.   EFFECT OF AMENDMENT.     Except as specifically amended hereby, all of
the terms and conditions of the Lease shall be and remain in full force and effect.

    10.  INCORPORATION OF RECITALS.    The Recitals set forth above in this
Amendment are hereby incorporated into the Lease by this reference.

                        [THIS SPACE LEFT BLANK INTENTIONALLY]

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:                     PACIFIC RESOURCES DEVELOPMENT INC.,
                                  a California corporation

                                  By: /s/ Kevin Wu

                                  Name:  Kevin Wu

                                  Its:  Managing Director
                                  May 4, 1995

    Tenant: CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division

                                  By:    /s/ David S. Mitchell

                                  Name:  David S. Mitchell

                                  Its:   Vice President
                                  May 11, 1995

                              SECOND AMENDMENT TO LEASE

    This Second Amendment to Lease ("Amendment") is entered into effective
April 1, 1995 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.


C. Landlord and Tenant entered into a First Amendment to Lease effective April 1, 1995.

D. Landlord and Tenant desire to further amend the Lease in certain respects, subject to the terms and conditions of this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment, the Landlord and Tenant agree as follows:

    1.   BUILDING SECURITY SYSTEMS.    Section 7.6 of the Lease is hereby
deleted in its entirety and replaced with the following:

    "SECTION 7.6 BUILDING SECURITY SYSTEMS.

         (a) SECURITY SYSTEMS OPTION.

         (i) Notwithstanding Sections 11.1, 13.4(b) and 27.13 of this Lease, Tenant shall have the option, at its sole cost, to install its own security systems for all or portions of the Premises, which shall be located within the Premises, so long as such security systems comply with all applicable laws, including but not limited to fire and safety laws. However, in the event that any governmental authority requires alterations to the Premises or the Building as a condition to approving the installation of such security systems, or in connection with the installation of such security systems, and such alterations are unrelated to those required for the actual installation of the components of the security system, then the costs of such alterations shall be paid fifty percent (50%) by Landlord and fifty percent (50~) by Tenant as such sums accrue, up to a maximum total of such costs of $80,000.00 (i.e., $40,000.00 payable by Landlord and $40,000.00 payable by Tenant). All such costs above $80,000.00 shall be the sole responsibility of Landlord.

              (ii) The option shall be exercised by Tenant providing Landlord with notice of its exercise of the same not less than thirty (30) days prior to the date of completion of installation of such security systems in the Premises. The notice shall indicate the type of security system to be installed and the floors of the Premises on which the security systems are to be installed, and projected date of completion of installation of the security systems. In the event of exercise of such option, Tenant shall use its best reasonable efforts to install such security systems in the Premises no later than November 1, 1995. Landlord shall prepare and file all applications for all permits required by governmental authorities for the installation of the security systems and shall pay, at its sole cost, all filing fees and any other expenses related to such permits. Landlord shall review with Tenant all such permit applications and any other documents to be filed with such governmental authorities prior to filing, and Tenant shall have the right of reasonable approval of all such permit applications and documents.

              (iii) Notwithstanding any other provision of this Lease, in the event that such security systems are installed on less than the entire Premises, Tenant may provide security guards, at Tenant's sole cost and expense, for all or any portion of the Premises on which the security systems have not been installed, except that, as to floors 16, 17 and 18 of the Building only, in the event that as of November 1, 1995 Tenant is still physically occupying all or any part of floors 16, 17 and/or 18, and Tenant has elected to have security guards on any or all of floors 16, 17 and/or 18 in lieu of such security systems, then the costs of such security guards incurred through December 31, 1995 for floors 16, 17 and/or 18 shall be paid fifty percent (50%) by Landlord and fifty percent (501) by Tenant as such sums accrue, after which time the costs of the security guards, if any, for floors 16, 17 and 18 shall be the sole responsibility of Tenant. Landlord's maximum liability to Tenant to pay the cost of any such security guards shall in no event exceed the sum of $15,000. In addition, any such security guards may be removed or reinstated, either temporarily or for the duration of the Term, at any time upon written notice to Landlord.

              (iv) Upon completion of installation of the security systems in the Premises, Tenant shall provide Landlord with "as built" drawings of the security system. Such security systems may include card reader access for entry to all or portions of the Premises and may also include installation of additional doors, barriers and other reasonably necessary appurtenances. However, in the event of installation by Tenant of security systems which restrict access to the Premises, Tenant shall provide Landlord with access cards or other means of access to all portions of the Premises. On or before twenty
         (20) days prior to the expiration or earlier termination of this Lease (or as soon thereafter as possible in the event of an unscheduled termination of this Lease due to Tenant's default hereunder) as to each floor of the Premises for which such security systems have been installed, Tenant shall elect by notice to Landlord for each such floor of the Premises to either: (A) remove such security systems at Tenant's sole cost and expense, notwithstanding Section 11.2 of the Lease, and repair any damage to the Premises caused by such removal; or (B) leave such security systems in place, in which event they shall immediately become the property of Landlord without compensation to Tenant, and, where applicable, disconnect such portion of the security system from the remainder of the security system. If option (B) above is elected by Tenant, and such security systems consist of card readers, then, notwithstanding the provisions of option (B), Tenant shall remove such card readers at Tenant's sole cost and expense, and repair any damage to the Premises caused by such removal. In the event of the total or partial removal of such security systems by Tenant as to any floor of the Premises, such removal activities shall be completed prior to or on the expiration or earlier termination of this Lease as to such floor (or as soon thereafter as possible in the event of an unscheduled termination of this Lease due to Tenant's default hereunder).

    (b) LOBBY AND GARAGE SECURITY GUARDS OPTION. Tenant shall have the option to provide lobby and/or garage security guards for the Building at the sole cost and expense of Tenant effective at any time. The level and extent of such lobby and/or garage security guard services shall be at the sole discretion of Tenant, except that such services shall not consist of badge or identification checking of individuals entering the lobbies of the Building during Normal Business Hours. Such option may be exercised by written notice to the Landlord and shall take effect on the date specified in such notice. Such option may also be rescinded, either temporarily or for the duration of the Term, at any time upon written notice to Landlord.

    (c)  BUILDING SECURITY OPTION.     Tenant shall have the option to maintain
the level of security services for the Building then being provided by the Landlord, at Tenants sole cost and expense, in lieu of having security services provided by the Landlord under the Lease, effective at any time, except that such services shall not consist of badge or identification checking of individuals entering the lobbies of the Building during Normal Business Hours. Such services may be performed by Tenant or parties contracting directly with Tenant. Such option may be exercised by written notice to the Landlord and shall take effect on the date specified in such notice. Such option may also be rescinded, either temporarily or for the duration of the Term, at any time upon notice to Landlord."

    2.   EFFECT OF AMENDMENT.          Except as specifically amended hereby,
all of the terms and conditions of the Lease shall be and remain in full force and effect.

    3.   INCORPORATION OF RECITALS.    The Recitals set forth above in this
Amendment are hereby incorporated into the Lease by this reference.

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:                          PACIFIC RESOURCES DEVELOP MENT INC.,
                                       a California corporation

                                       By:    /s/ Kevin Wu
                                       Name:  Kevin Wu
                                       Its:  Managing Director


    Tenant: CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division

                                       By:    /s/  David S. Mitchell
                                       Name:  David S. Mitchell
                                       Its:   Vice President

                               THIRD AMENDMENT TO LEASE

    This Third Amendment to Lease ("Amendment") is entered into effective January 1, 1996 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.

C. Landlord and Tenant entered into a First Amendment to Lease effective April 1, 1995 and a Second Amendment to Lease effective April, 1995.

D. Landlord and Tenant desire to further amend the Lease in certain respects, subject to the terms and conditions of this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment, the Landlord and Tenant agree as follows:

    1.   PARKING.   Sections 22.1 and 22.2 of the Lease are hereby deleted in
their entirety and replaced with the following:

    SECTION 22.1 RESERVED PARKING SPACES.

         Landlord shall lease to Tenant a total of twenty (20) standard size reserved parking spaces in the garage of the Building (the "Reserved Spaces") at a rental rate of Two Hundred Fifty Dollars ($250.00) per month per space. The location of the Reserved Spaces are depicted in EXHIBIT H to this Lease. Landlord reserves the right, in its sole reasonable discretion, to change the location within the garage of any or all of the Reserved Spaces. The original term for the reserved Spaces shall be for one
    (1) year, with a commencement date of January 1, 1996 and an expiration date of December 31, 1996 (the "Original Parking Term"). So long as this Lease is in effect, Tenant shall have and is hereby given the option to extend the Original Parking Term on a year-to-year basis for up to twenty
    (20) of the Reserved Spaces by Tenant's giving Landlord written notice of its irrevocable exercise of the same not less than thirty (30) days prior to the expiration date of the Original Parking Term or the then prevailing extension of the Original Parking Term. Notwithstanding the foregoing, Tenant may only extend the Original Parking Term each year as to not more than the number of the Reserved Spaces that are subject to this Lease on the date of the Exercise by Tenant of each said option. Each one year extension of the Original Parking Term shall be on and under the same covenants, agreements, terms, provisions, and conditions as are contained herein for the Original Parking Term except that the monthly rental rate per space applicable during each one year extension of the Original Parking Term may be adjusted by Landlord. However, in no event shall the monthly rental rate per Reserved Space exceed the charge then being made in the Russ Building Garage in San Francisco, California (or if that garage is not being operated, in comparable facilities in the immediate vicinity of the Building).

    SECTION 22.2   PAYMENT, PARKING RULES, RISK ALLOCATION.

         (a) The rent payable to Landlord for the Reserved Spaces shall collectively be referred to as "Parking Rent." The Parking Rent shall be payable monthly in accordance with Section 5.12 (a). Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord (or its agent or designee) relating to the use of parking facilities. Upon the termination of this Lease, Tenant's rights to such parking spaces as are then being leased to Tenant hereunder shall terminate.

         (b) Tenant shall use the parking spaces at its own risk and releases Landlord form any and all claims for personal injury and property damage, costs, loss, liability, expense and causes of action of every kind and character arising out of or relating to Tenant's use of the parking spaces.

    2.   EXHIBIT H.                    Attachment A to this Amendment is hereby
added to the Lease as "EXHIBIT H.

    3.   EFFECT OF AMENDMENT.          Except as specifically amended hereby,
all of the terms and conditions of the lease shall be and remain in full force and effect.

    4.   INCORPORATION OF RECITALS.    The Recitals set forth above in this
Amendment are hereby incorporated into the Lease by this reference.

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:                          PACIFIC RESOURCES DEVELOPMENT INC.,
                                       a California corporation

                                       By: /s/ Kevin Wu

                                       Name:  Kevin Wu

                                       Its:  Managing Director


    Tenant: CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division

                                       By:   /s/ R. M. Nielsen

                                       Name: R. M. Nielsen

                                       Its:  Facilities Manager

                              FOURTH AMENDMENT TO LEASE

    This Fourth Amendment to Lease ("Amendment") is entered into effective
April 1, 1996 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.

C. Landlord and Tenant entered into a First Amendment to Lease effective April 1, 1995 and a Second Amendment to Lease effective April 1, 1995, and a Third Amendment to Lease effective January 1, 1996.

D. Landlord and Tenant desire to further amend the Lease in order to extend the Expiration Date of the Term for the Thirteenth Floor of the Building and to eliminate the renewal options as to the Thirteenth Floor of the Building.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment, the Landlord and Tenant agree as follows:

    1. EXHIBIT A. Exhibit A of the Lease is hereby amended by deleting "6/30/96" as the "Expiration Date" for Floor 13 of the Premises, and replacing it with "6/30/97" .

    2.   EXHIBIT F.     Exhibit F of the Lease is hereby amended by deleting
Paragraph (a)(9) of Exhibit F in its entirety.

    3.   EFFECT OF AMENDMENT.     Except as specifically amended hereby, all of
the terms and conditions of the Lease shall be and remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:                     PACIFIC RESOURCES DEVELOPMENT INC.,
                                  a California corporation

                                  By: /s/ Kevin Wu

                                  Name:  Kevin Wu

                                  Its:  Managing Director


    Tenant: CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division

                                  By:   /s/ illegible

                                  Name: illegible

                                  Its:  Vice President

                               FIFTH AMENDMENT TO LEASE

    This Fifth Amendment to Lease ("Amendment") is entered into effective October 14, 1996 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.

C. Landlord and Tenant entered into a First Amendment to Lease effective April 1, 1995 and a Second Amendment to Lease effective April 1, 1995, a Third Amendment to Lease effective January I, 1996 and a Fourth Amendment to Lease effective April 1, 1996.

D. Landlord and Tenant desire to further amend the Lease in order to extend the Expiration Date of the Term for the Eighth and Ninth Floor of the Building, to modify the Base Rate as to such floors, and to eliminate the Renewal Options as to such floors.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment, the Landlord and Tenant agree as follows:

    1.   EXHIBIT A, FLOOR 8.      Exhibit A of the Lease is hereby amended by
providing that the "Expiration Date" for Floor 8 of the Premises shall be "12/31/99" instead of "6/30/99", and the "Base Rate" for Floor 8 of the Premises shall be $16.75 through 6/30/99, and $18.00 from 7/1/99 through 12/31/99.

    2.   EXHIBIT A, FLOOR 9.      Exhibit A of the Lease is hereby amended by
providing that the "Expiration Date" for Floor 9 of the Premises shall be "12/31/99" instead of "6/30/99", and the "Base Rate" for Floor 9 of the Premises shall be $16.75 through 6/30/99, and $18.00 from 7/1/99 through 12/21/99

    3.   EXHIBIT F.     Exhibit F of the Lease is hereby amended by deleting
Paragraphs (a)(4) and (a)(5) in their entirety.

    4.   EFFECT OF AMENDMENT.     Except as specifically amended hereby, all of
the terms and conditions of the Lease, as previously amended, shall be and remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:      PACIFIC RESOURCES DEVELOPMENT INC.,
                   a California corporation

                   By: /s/ Kevin Wu

                   Printed:       KEVIN WU

                   Title:    Managing Director

    Tenant:        CHEVRON U.S.A. INC., a Pennsylvania
                   corporation, by its Chevron Real

                   Estate Management Company division

                   By:  /s/ William R. Morrison

                   Printed:       William R. Morrison

                   Title:  Vice President

                               SIXTH AMENDMENT TO LEASE

    This Sixth Amendment to Lease ("Amendment") is entered into effective January 27, 1997 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord") and CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division ("Tenant").

                                       RECITALS

A. Chevron Corporation, a Delaware corporation ("Chevron") and Tenant entered into an Office Lease Agreement dated as of January 1, 1994 (the "Lease") of certain premises located in the building commonly known as 225 Bush Street, City and County of San Francisco, California (the "Building").

B. Landlord is the successor to all of Chevron's right, title and interest in the Lease pursuant to an Assignment of Leases dated effective October 4, 1994 entered into between Chevron and Landlord.

C. Landlord and Tenant entered into a First Amendment to Lease effective April 1, 1995, a Second Amendment to Lease effective April 1, 1995, a Third Amendment to Lease effective January 1, 1996, a Fourth Amendment to Lease effective April 1, 1996 and a Fifth Amendment to Lease effective October 14, 1996.

D. Landlord and Tenant desire to funkier amend the Lease in order to extend the Expiration Date of the Term for the Twelfth and Thirteenth Floors of the Building, and to modify the Base Rate as to such floors, and to eliminate the Renewal Options as to the Twelfth Floor.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment, the Landlord and Tenant agree as follows:

    l.   EXHIBIT A, FLOOR 12.     Exhibit A of the Lease is hereby amended by
providing that the "Expiration Date" for Floor 12 of the Premises shall be "6/30/99" instead of "6/30/97", and the "Base Rate" for Floor 12 of the Premises shall continue to be $16.75 through 6/30/97, but shall be $19.00 for the period from 7/1/97 through 6/30/99.

    2.   EXHIBIT A, FLOOR 13.     Exhibit A of the Lease is hereby amended by
providing that the "Expiration Date" for Floor 13 of the Premises, as previously amended by the Fourth Amendment to Lease, shall be "6/30/99" instead of "6/30/97", and the "Base Rate" for Floor 13 of the Premises shall continue to be $16.75 through 6/30/97, but shall be $19.00 from 7/1/97 through 6/30/99.

    3.   EXHIBIT F.     Exhibit F of the Lease is hereby amended by deleting
Paragraph (a)(8) in its entirety.

    4.   EFFECT OF AMENDMENT.     Except as specifically amended hereby, all of
the terms and conditions of the Lease, as previously amended, shall be and remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

    Landlord:                     PACIFIC RESOURCES DEVELOPMENT INC.,
                                  a California corporation

                                  By: /s/ Kevin Wu

                                  Name:  Kevin Wu

                                  Its:  Managing Director


    Tenant: CHEVRON U.S.A. INC., a Pennsylvania corporation, by its Chevron Real Estate Management Company division

                                  By:   /s/ J. Westmoreland

                                  Name: J. Westmoreland

                                  Its:  President



                                         -2-